OREGON METALLURGICAL CORPORATION
                          SAVINGS PLAN

                        Table of Contents


DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   1.1.        "Actual Contribution Percentage" . . . . . . . . . . . 1
   1.2.        "Actual Deferral Percentage" . . . . . . . . . . . . . 2
   1.3.        "Adjusted Balance" . . . . . . . . . . . . . . . . . . 2
   1.4.        "Annual Additions" . . . . . . . . . . . . . . . . . . 2
   1.5.        "Beneficiary". . . . . . . . . . . . . . . . . . . . . 2
   1.6.        "Board". . . . . . . . . . . . . . . . . . . . . . . . 2
   1.7.        "Break in Service" . . . . . . . . . . . . . . . . . . 2
   1.8.        "Code" . . . . . . . . . . . . . . . . . . . . . . . . 3
   1.9.        "Committee". . . . . . . . . . . . . . . . . . . . . . 3
   1.10.       "Company" or "Oremet". . . . . . . . . . . . . . . . . 4
   1.11.       "Company Discretionary Contribution" . . . . . . . . . 4
   1.12.       "Company Discretionary Contribution Account" . . . . . 4
   1.13.       "Compensation" or "Earnings" . . . . . . . . . . . . . 4
   1.14.       "Early Retirement Date". . . . . . . . . . . . . . . . 5
   1.15.       "Employee" . . . . . . . . . . . . . . . . . . . . . . 5
   1.16.       "Employment Year". . . . . . . . . . . . . . . . . . . 5
   1.17.       "Equity Contributions" . . . . . . . . . . . . . . . . 6
   1.18.       "Equity Contribution Accounts" . . . . . . . . . . . . 6
   1.19.       "Entry Date" . . . . . . . . . . . . . . . . . . . . . 6
   1.20.       "ERISA". . . . . . . . . . . . . . . . . . . . . . . . 6
   1.21.       "Highly Compensated Participant" . . . . . . . . . . . 6
   1.22.       "Hour of Service". . . . . . . . . . . . . . . . . . . 6
   1.23.       "Investment Fund" or "Fund". . . . . . . . . . . . . . 7
   1.24.       "Limitation Year". . . . . . . . . . . . . . . . . . . 7
   1.25.       "Matching Contributions" . . . . . . . . . . . . . . . 7
   1.26.       "Matching Contribution Account". . . . . . . . . . . . 7
   1.27.       "Maximum Permissible Amount" . . . . . . . . . . . . . 8
   1.28.       "Net Profits". . . . . . . . . . . . . . . . . . . . . 8
   1.29.       "Normal Retirement Date" . . . . . . . . . . . . . . . 8
   1.30.       "Participant". . . . . . . . . . . . . . . . . . . . . 8
   1.31.       "Percentage Return on Equity" or "Return on Equity". . 8
   1.32.       "Plan" . . . . . . . . . . . . . . . . . . . . . . . . 8
   1.33.       "Plan Year". . . . . . . . . . . . . . . . . . . . . . 8
   1.34.       "Related Employer" . . . . . . . . . . . . . . . . . . 8
   1.35.       "Related Plan" . . . . . . . . . . . . . . . . . . . . 8
   1.36.       "Salary Reduction Agreement" . . . . . . . . . . . . . 8

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   1.37.       "Salary Reduction Contributions" . . . . . . . . . . . 8
   1.38.       "Salary Reduction Contribution Account". . . . . . . . 9
   1.39.       "Service". . . . . . . . . . . . . . . . . . . . . . . 9
   1.40.       "Supplemental Company Contribution". . . . . . . . . . 9
   1.41.       "Trust" or "Trust Fund". . . . . . . . . . . . . . . . 9
   1.42.       "Trust Agreement". . . . . . . . . . . . . . . . . . . 9
   1.43.       "Trustee". . . . . . . . . . . . . . . . . . . . . . . 9
   1.44.       "Valuation Date" or "Quarterly Valuation Date" . . . . 9
   1.45.       "Voluntary Contributions". . . . . . . . . . . . . . . 9
   1.46.       "Voluntary Contribution Account" . . . . . . . . . . . 9
   1.47.       "Year of Service". . . . . . . . . . . . . . . . . . . 9

PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   2.1.        Eligibility. . . . . . . . . . . . . . . . . . . . . . 10
   2.2.        Salary Reduction Contributions . . . . . . . . . . . . 10
   2.3.        Reemployment of a Participant. . . . . . . . . . . . . 10

SALARY REDUCTION CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . 10
   3.1.        Salary Reductions. . . . . . . . . . . . . . . . . . . 10
   3.2.        Administrative Rules Governing Salary Reduction
                 Agreements . . . . . . . . . . . . . . . . . . . . . 12
   3.3.        Limitations on Salary Reduction Contributions. . . . . 12
   3.4.        Recharacterization and Return of Certain Salary
                 Reduction Contributions. . . . . . . . . . . . . . . 14
   3.5.        Treatment of Associated Matching Contribution. . . . . 14
   3.6.        Distributions From Salary Reduction Contribution
                 Accounts . . . . . . . . . . . . . . . . . . . . . . 15
   3.7.        Accounting . . . . . . . . . . . . . . . . . . . . . . 15
   3.8.        Supplemental Company Contributions . . . . . . . . . . 15

OTHER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 16
   4.1.        Company Discretionary Contributions. . . . . . . . . . 16
   4.2.        Matching Contributions . . . . . . . . . . . . . . . . 16
   4.3.        Equity Contributions . . . . . . . . . . . . . . . . . 17
   4.4         Voluntary Contributions. . . . . . . . . . . . . . . . 18
   4.5.        Limitations on Contributions . . . . . . . . . . . . . 18
   4.6.        Rules Governing Matching Contributions and Voluntary
                 Contributions. . . . . . . . . . . . . . . . . . . . 19
   4.7.        Exclusive Benefit of Employees . . . . . . . . . . . . 22
   4.8.        Transfers From Qualified Plans . . . . . . . . . . . . 23

ALLOCATIONS TO PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . . . 25
   5.1.        Separate Accounts. . . . . . . . . . . . . . . . . . . 25
   5.2.        Allocations of Company Discretionary Contributions and
                 Forfeitures. . . . . . . . . . . . . . . . . . . . . 25
   5.3.        Allocation to Salary Reduction Contribution
                 Accounts . . . . . . . . . . . . . . . . . . . . . . 25
   5.4.        Allocation of Matching Contributions . . . . . . . . . 26
   5.5.        Allocation of Voluntary Contributions and
                 Forfeitures. . . . . . . . . . . . . . . . . . . . . 26

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   5.6.        Maximum Allocation . . . . . . . . . . . . . . . . . . 27
   5.7.        Vesting. . . . . . . . . . . . . . . . . . . . . . . . 29
   5.8.        Allocations and Adjustments to Accounts. . . . . . . . 30
   5.9.        Installments . . . . . . . . . . . . . . . . . . . . . 31
   5.10        Valuation of Oremet Stock. . . . . . . . . . . . . . . 31

PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . 31
   6.1.        Payments on Retirement . . . . . . . . . . . . . . . . 31
   6.2         Payments on Death. . . . . . . . . . . . . . . . . . . 32
   6.3.        Payments on Disability . . . . . . . . . . . . . . . . 33
   6.4.        Payments on Termination for Other Reasons. . . . . . . 34
   6.5.        Pretermination Distributions . . . . . . . . . . . . . 35
   6.6.        Methods of Payment . . . . . . . . . . . . . . . . . . 37
   6.7.        Distribution of Unallocated Employee Contributions . . 40
   6.8.        Administrative Powers Relating to Payments . . . . . . 40
   6.9.        Withdrawals from Voluntary Contribution Account. . . . 41
   6.10        Investment Pending Distribution. . . . . . . . . . . . 41

PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . 41
   7.1.        Company Responsibility . . . . . . . . . . . . . . . . 41
   7.2.        Powers and Duties of Committee . . . . . . . . . . . . 41
   7.3.        Organization and Operation of Committee. . . . . . . . 42
   7.4.        Records and Reports of Committee . . . . . . . . . . . 42
   7.5.        Claims Procedure . . . . . . . . . . . . . . . . . . . 42
   7.6.        Compensation and Expenses of Committee . . . . . . . . 43
   7.7.        Indemnity of Committee Members . . . . . . . . . . . . 43
   7.8         Voting Rights and Stock Dispositions . . . . . . . . . 43

LOANS TO PARTICIPANTS . . . . . . . . . . . . . . . . . . . . . . . . 45
   8.1.        Loans to Participants. . . . . . . . . . . . . . . . . 45
   8.2.        Maximum Loan Amount. . . . . . . . . . . . . . . . . . 46
   8.3.        Repayment of Loans . . . . . . . . . . . . . . . . . . 47
   8.4.        Terms. . . . . . . . . . . . . . . . . . . . . . . . . 47

INVESTMENT FUNDS. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
   9.1.        Investment Funds . . . . . . . . . . . . . . . . . . . 50
   9.2.        Initial Investment . . . . . . . . . . . . . . . . . . 51
   9.3.        Selection of Investment Funds. . . . . . . . . . . . . 51

AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . 52
   10.1.       Amendment of Plan. . . . . . . . . . . . . . . . . . . 52
   10.2.       Voluntary Termination of or Permanent Discontinuance
                 of Contributions to the Plan . . . . . . . . . . . . 52

                                                 III
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   10.3.       Involuntary Termination of Plan. . . . . . . . . . . . 52
   10.4.       Payments on Termination of or Permanent
                 Discontinuance of Contributions to the Plan. . . . . 53

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
   11.1.       Duty To Furnish Information and Documents. . . . . . . 53
   11.2.       Committee's Annual Statements and Available
                 Information. . . . . . . . . . . . . . . . . . . . . 53
   11.3.       No Enlargement of Employment Rights. . . . . . . . . . 54
   11.4.       Applicable Law . . . . . . . . . . . . . . . . . . . . 54
   11.5.       No Guarantee . . . . . . . . . . . . . . . . . . . . . 54
   11.6.       Unclaimed Funds. . . . . . . . . . . . . . . . . . . . 54
   11.7.       Merger or Consolidation of Plan. . . . . . . . . . . . 55
   11.8.       Interest Nontransferable . . . . . . . . . . . . . . . 55
   11.9.       Prudent Man Rule . . . . . . . . . . . . . . . . . . . 55
   11.10.      Limitations on Liability . . . . . . . . . . . . . . . 56
   11.11.      Headings . . . . . . . . . . . . . . . . . . . . . . . 56
   11.12.      Gender and Number. . . . . . . . . . . . . . . . . . . 56
   11.13.      ERISA and Approval Under Internal Revenue Code . . . . 56
   11.14.      Extension of Plan to Related Employers . . . . . . . . 56

TOP-HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 57
   12.1.       Top-Heavy Status . . . . . . . . . . . . . . . . . . . 57
   12.2.       Definitions. . . . . . . . . . . . . . . . . . . . . . 57
   12.3.       Determination of Top-Heavy Status. . . . . . . . . . . 58
   12.4.       Vesting. . . . . . . . . . . . . . . . . . . . . . . . 59
   12.5.       Minimum Contribution . . . . . . . . . . . . . . . . . 60
   12.6.       Compensation . . . . . . . . . . . . . . . . . . . . . 60
   12.7.       Collective Bargaining Agreements . . . . . . . . . . . 60

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                OREGON METALLURGICAL CORPORATION
                          SAVINGS PLAN


        This AGREEMENT is made this 27th day of September, 1995, by OREGON METALLURGICAL CORPORATION, a corporation (referred to as the Company), effective January 1, 1995.


                           WITNESSETH:

        WHEREAS, the Company desires to increase certain of its Employees' interest in the Company by providing a medium through which they may share in the profitable operations of the Company;
and

        WHEREAS, the Company wishes both to reward certain of its Employees for past service and to furnish additional security to certain of its Employees who become permanently disabled;

        NOW, THEREFORE, the Company hereby adopts the OREGON
METALLURGICAL CORPORATION SAVINGS PLAN, effective as of January 1, 1995, as set forth below:


                            ARTICLE I

                           DEFINITIONS

        Whenever used herein the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

        1.1. "Actual Contribution Percentage" (if applicable for any year in which Voluntary Contributions are permitted) for a specified group of Participants for a given Plan Year means the average of the ratios, calculated separately for each Participant in such group, of: (a) the sum of the Voluntary Contributions, if any, contributed by the Participant to the Plan for such Plan Year and the Matching Contributions, if any, contributed by the Company on behalf of such Participant to the Plan for such Plan Year, to
(b) the Participant's Compensation for the period of time during such Plan Year in which he was a participant.

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        1.2.   "Actual Deferral Percentage" for a specified group of
Participants for a given Plan Year means the average of the ratios, calculated separately for each Participant in such group, of: (a) the Salary Reduction Contributions, if any, and Supplemental
Company Contributions, if any, contributed by the Company on behalf of each such Participant for such Plan Year to (b) the Participant's Compensation for the period of time during such Plan Year in which he was a Participant.

        1.3. "Adjusted Balance" means the balance in a Participant's account or accounts, as adjusted in accordance with Sections 5.2, 5.3, 5.4, 5.5, 5.6 and 5.8 of the Plan as of the applicable
Valuation Date.

        1.4. "Annual Additions" means the total of: (a) Company contributions allocated to a Participant's accounts under this Plan and any Related Plan during any Limitation Year; (b) the amount of Employee contributions made by the Participant under this Plan and any Related Plan; and (c) forfeitures allocated to a Participant's accounts under this Plan and any Related Plan. Clauses (a) and (b) above include excess contributions under Sections 3.4 and 4.6.

        1.5. "Beneficiary" means the person, persons, or entity designated or determined pursuant to the provisions of Section
6.2(b) of the Plan.

        1.6.   "Board" means the Board of Directors of the Company.

        1.7. "Break in Service" means the termination of employment of an Employee followed by the expiration of an Employment Year in which the Employee accumulates fewer than 501 Hours of Service.
For purposes of this Section:

               (a) A Break in Service shall not be deemed to have occurred if (i) the employment of a terminated Employee is resumed prior to the expiration of an Employment Year in which he accumulates fewer than 501 Hours of Service; (ii) the Employee is absent with the prior consent of the Company for a period not exceeding 12 months (which consent shall be granted under uniform rules applied to all Employees on a nondiscriminatory basis) and he returns to active employment with the Company upon the expiration of the period of authorized absence; or (iii) he leaves the Company to serve in the armed forces of the United States for a period during which his reemployment rights are guaranteed by law and he returns or offers to return to work for the Company prior to the expiration of his reemployment rights.



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               (b)     An Employee who is absent from work with the Company
        because of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) caring for such child immediately following such birth or placement shall receive credit, solely for purposes of determining whether a Break in Service has occurred under this Section, for the Hours of Service described in subsection (c) of this Section; provided that the total number of hours credited as Hours of Service under this subsection shall not exceed 501 Hours of Service.

               (c) In the event of an Employee's absence from work for any of the reasons set forth in subsection (b) of this Section, the Hours of Service that the Employee will be credited with under subsection (b) are (i) the Hours of Service that otherwise would normally have been credited to the Employee but for such absence, or (ii) eight Hours of Service per day of such absence if the Committee is unable to determine the Hours of Service described in clause (i).

               (d) An Employee who is absent from work for any of the reasons set forth in subsection (b) of this Section shall be credited with Hours of Service under subsection (b), (i) only in the Employment Year in which the absence begins, if the Employee would be prevented from incurring a Break in Service in that Year solely because the period of absence is treated as credited Hours of Service, as provided in subsections (b) and (c), or (ii) in any other case, in the immediately following Employment Year.

               (e) No credit for Hours of Service will be given pursuant to subsections (b), (c) and (d) of this Section unless the Employee furnishes to the Committee such timely information that the Committee may reasonably require to establish (i) that the absence from work is for one of the reasons specified in subsection (b) and (ii) the number of days for which there was such an absence. No credit for Hours of Service will be given pursuant to subsections (b), (c), and
        (d) for any purpose of the Plan other than the determination of whether an Employee has incurred a Break in Service pursuant to this Section.

        1.8. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Section of the Code shall include that Section and any comparable Section or Sections of any future legislation that amends, supplements or supersedes said Section.

        1.9. "Committee" means the Plan Administrative Committee described in Section 7.1 of the Plan.


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                          PAGE 3
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        1.10.          "Company" or "Oremet" means OREGON METALLURGICAL
CORPORATION, an Oregon corporation, or any successor corporation resulting from a merger or consolidation with the Company or transfer of substantially all of the assets of the Company, if such successor or transferee shall adopt and continue the Plan by appropriate corporate action, pursuant to Section 11.3 of the Plan.

        1.11. "Company Discretionary Contribution" means a contribution made by the Company pursuant to the provisions of
Section 4.1 of the Plan.

        1.12. "Company Discretionary Contribution Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from Company Discretionary Contributions to the Trust.

        1.13. "Compensation" or "Earnings" means a Participant's total remuneration from the Company paid during a Plan Year for services rendered, as reflected in Box 10 (or similar item subsequently redesignated) of the participant's IRS Form W-2 for the calendar year corresponding to the Plan Year, and excludes the taxable portion of moving expense, and compensation which is not currently includible in the Participant's gross income by reason of the application of Code Section 125, 402 (e)(3), 402 (h)(1)(B), or
403 (b), and includes amounts subject to the Salary Reduction
Agreement under this Plan.

               (a) In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               (b) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under
        Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

               (c) If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 4
determination periods beginning before the first day of the first
Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

               (d) Compensation shall exclude (a)(1) contributions made by the Employer to a qualified or non-qualified plan of deferred compensation to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed, (2) any distributions from a qualified or non-qualified plan of deferred compensation;
        (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits.

        1.14.  "Early Retirement Date" means (a) the date a
Participant attains age 55 and has completed five (5) years of service, or (b) the date that any combination of the total of a Participant's Years of Service and age add up to 75.

        1.15. "Employee" means an individual employed by the Company that has completed IRS Form W-4, provided, however, that "Employee" does not include any individual who is a non-resident alien and who receives no earned income from the Company which constitutes income from sources within the United States. Employees of a Related Employer shall be excluded from this Plan unless the Plan is adopted by the Related Employer. Notwithstanding anything to the contrary contained in this Section 1.15, no provision of this
Section 1.15 shall be construed or interpreted to require the Company to make a Company contribution under the Plan for any individual who is not an Employee. A person who performs service for the Company as an independent contractor is not an Employee for purposes of this Plan.

               A person who is not employed by the Company but who performs services for the Company pursuant to an agreement between the Company and a leasing organization shall be considered a "leased Employee" after such person performs such services on a substantially full-time basis for at least 12 months and the services are of a type historically performed by Employees in the business field of the Company. A person who is considered a leased Employee of the Company shall not be considered an Employee for purposes of the Plan. If a leased Employee subsequently becomes an Employee, and thereafter participates in the Plan, he shall be given credit for Hours of Service and Service for his period of employment as a leased Employee, except to the extent that the requirements of Section 414(n)(5) of the Code were satisfied with respect to such Employee while he was a leased Employee.

        1.16. "Employment Year", if applicable, means a 12-consecutive-month period commencing with an Employee's initial date of hire (or last date of rehire if he has incurred a Break



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
in Service) or with any anniversary thereof. An Employee's date of hire shall be the first day on which he completes an Hour of Service and his date of rehire shall be the first day on which he completes an Hour of Service following a Break in Service.

        1.17. "Equity Contributions" means amounts contributed by the Company pursuant to Section 4.3 of the Plan.

        1.18. "Equity Contribution Accounts" means the record of Oremet common stock held by the Trustee for an Individual
Participant or Beneficiary pursuant to the provisions of the Plan derived from Equity Contributions.

        1.19. "Entry Date" means the Employee's date of hire, and for Employees employed on the Effective Date, the Entry Date is the Effective Date.

        1.20.  "ERISA" means Public Law No. 93-406, the Employee
Retirement Income Security Act of 1974, as amended from time to time.

        1.21. "Highly Compensated Participant" means a Participant who, during the current Plan Year or the preceding Plan Year, (a) was at any time a five-percent owner of the Company, (b) received Compensation from the Company in excess of $75,000 (or such greater amount provided by the Secretary of the Treasury pursuant to
Section 414(q) of the Code), (c) received Compensation from the Company in excess of $50,000 (or such greater amount provided by the Secretary of the Treasury pursuant to Section 414(q) of the
Code) and was in the top paid group of Employees for such Plan Year, or (d) was at any time an officer of the Company and received Compensation from the Company greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year. The provisions of Section 414(q) of the Code shall apply in determining whether a Participant is a Highly Compensated Participant. The Company for any Plan Year may elect to identify Highly Compensated Participants based upon only the current Plan Year to the extent permitted by Section 414(q) of the Code and Regulations issued thereunder.

        1.22. "Hour of Service" means (i) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company; and (ii) each hour for which an Employee is directly or indirectly paid by the Company or is entitled to payment from the Company during which no duties are performed by reason of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (but not in excess of 501 hours in any continuous period during which no duties are performed). Each Hour of Service for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company shall be included under either (i) or
(ii) as may be appropriate.  Hours of Service shall be credited:

               (a) in the case of hours referred to in clause (i) of the first sentence of this Section, for the computation period in which the duties are performed;


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                         PAGE 6

               (b) in the case of hours referred to in clause (ii) of the first sentence of this Section, for the computation period or periods in which the period during which no duties are performed occurs; and

               (c) in the case of hours for which back pay is awarded or agreed to by the Company, for the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement or payment is made.

        In determining Hours of Service, an Employee who is employed by the Company on other than an hourly rated basis shall be credited with 10 Hours of Service per day for each day the Employee would, if hourly rated, be credited with service pursuant to clause
(i) of the first sentence of this Section 1.22. If an Employee is paid for reasons other than the performance of duties pursuant to clause (ii) of the first sentence of this Section 1.22: (i) in the case of a payment made or due which is calculated on the basis of units of time, an Employee shall be credited with the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated; and (ii) an Employee without a regular work schedule shall be credited with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) for each day that the Employee is so paid. Hours of Service shall be calculated in accordance with Department of Labor Regulations
<SUBSECTION> 2530.200b-2 or any future legislation or regulation that amends, supplements or supersedes said section. Solely for purposes of determining an Employee's (i) eligibility to participate in the Plan under Section 2.1, and (ii) vesting under
Section 5.7, Hours of Service shall include hours during an approved leave of absence granted by an employer to an Employee on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if the Employee returns to work for an employer at the end of such leave of absence.

        Such Hours of Service shall be calculated pursuant to the second sentence of this paragraph.

        1.23. "Investment Fund" or "Fund" means any Fund as described on the schedule attached hereto.

        1.24. "Limitation Year" means the 12-consecutive-month period to be used in determining the Plan's compliance with Code Section
415 and the regulations thereunder. The Company shall take all actions necessary to ensure that the Limitation Year is the same
12-month period as the Plan Year.

        1.25. "Matching Contributions" means amounts contributed by the Company pursuant to Section 4.2 of the Plan.

        1.26. "Matching Contribution Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan derived from Matching Contributions.


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 7

        1.27. "Maximum Permissible Amount" means the lesser of: (a) $30,000 (or, if greater, one-quarter of the dollar limitation in effect pursuant to Section 415(b)(1)(A) of the Code); or (b) 25% of a Participant's Compensation.

        1.28. "Net Profits" means the net income or profits of the Company for a given fiscal year determined by the Company upon the basis of its books of account maintained in accordance with generally accepted accounting practices, consistently applied without any deduction for: (i) federal, state or local taxes based upon income; (ii) contributions made by the Company in accordance with the terms of this Plan; or (iii) contributions made by the Company to any other plan which is qualified under the provisions of Section 401 of the Code.

        1.29. "Normal Retirement Date" means the date a Participant attains age 65.

        1.30. "Participant" means an Employee who becomes a Participant under the provisions of Section 2.1 of the Plan.

        1.31. "Percentage Return on Equity" or "Return on Equity" means profit (net income after tax) divided by average equity (the sum of the equity as of the end of the previous fiscal year and the end of each fiscal quarter divided by five).

        1.32.  "Plan" means the OREGON METALLURGICAL CORPORATION
SAVINGS PLAN. For purposes of Section 401(a)(27)(B) of the Code, the Plan shall constitute a profit sharing plan.

        1.33. "Plan Year" means the fiscal year of the Company, which is currently designated as the 12-month period from January 1 through December 31 of each year. Any other 12-consecutive- month period that may hereafter be designated as the fiscal year of the Company shall be the Plan Year.

        1.34. "Related Employer" means (i) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; (ii) any trade or business (whether incorporated or unincorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company; and (iii) any member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company.

        1.35. "Related Plan" means any other defined contribution plan (as defined in Section 415 of the Code) maintained by the Company or by any Related Employer.

        1.36. "Salary Reduction Agreement" means a written agreement, entered into by a Participant, pursuant to the provisions of Sections 3.1 and 3.2 of the Plan.

        1.37. "Salary Reduction Contributions" means amounts contributed by the Company on behalf of Participants pursuant to the provisions of Section 3.1 of the Plan.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 8

        1.38. "Salary Reduction Contribution Account" means the record of money and assets held by the Trustee for an individual
Participant or Beneficiary pursuant to the provisions of the Plan, derived from Salary Reduction Contributions and
Supplemental Company Contributions.

        1.39. "Service" shall have the meaning set forth in "Year of Service", below.

        1.40. "Supplemental Company Contribution" means a contribution made by the Company pursuant to the provisions of
Section 3.8 of the Plan.

        1.41. "Trust" or "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan.

        1.42. "Trust Agreement" means the agreement between the Company and the Trustee governing the administration of the Trust, as it may be amended from time to time.

        1.43. "Trustee" means the corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

        1.44. "Valuation Date" or "Quarterly Valuation Date"means the last day of each calendar quarter and such other date, if any, as shall be selected by the Company, except that Company Discretionary Contributions shall have a Valuation Date that is the last day of the Plan Year (the "Annual Valuation Date") or such other date, if any, as shall be selected by the Company. "Valuation Period" means the time between consecutive Valuation Dates.

        1.45. "Voluntary Contributions" means Participant after-tax contributions if specifically authorized by the Board and made pursuant to the provisions of Section 4.4.

        1.46. "Voluntary Contribution Account" means the record of money and assets held by the Trustee for an individual Participant or Beneficiary pursuant to the provisions of the Plan, derived from Voluntary Contributions.

        1.47. "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1,000 Hours of Service. For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

               Service shall include an approved leave of absence granted to an Employee on or after August 5, 1993 pursuant to the Family and Medical Leave Act, if the Employee returns to work for an employer at the end of such leave of absence. Without regard to the preceding provisions of this Section 1.47, a Participant's years of Service after a period of five consecutive one-year Breaks in Service shall be disregarded for purposes of determining his nonforfeitable interest in his Company Discretionary Contribution Account as of the Valuation Date coincident with or next preceding the date he incurs such five consecutive one-year Breaks in Service. For any short Plan Year, the


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 9
determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor
Regulation 2530.203-2(c).


                           ARTICLE II

                          PARTICIPATION

        2.1. ELIGIBILITY. Each Employee employed on the Effective Date (January 1, 1995) shall become a Participant in this Plan on the Effective Date. Employees hired after the Effective Date shall become eligible to participate upon completion of a period of employment of 120 calendar days with the Company. After satisfying the eligibility requirements, an employee shall become a Participant as of the employee's date of hire.

        2.2. SALARY REDUCTION CONTRIBUTIONS. Each Participant shall be entitled to authorize Salary Reduction Contributions to be made by the Company on his behalf effective as of the first full payroll period following satisfaction of the eligibility requirements of
Section 2.1 after the date he becomes a Participant. Each such Participant shall authorize such Salary Reduction Contributions by executing and filing with the Committee a Salary Reduction
Agreement and such other forms as may be required by the Committee, which the Committee will provide as soon as practicable after the Employee satisfies the eligibility requirements of Section 2.1.

        2.3. REEMPLOYMENT OF A PARTICIPANT. If an Employee who has satisfied the eligibility requirements of Section 2.1 shall incur a Break in Service and shall thereafter be reemployed by the Company, he shall again become eligible to participate under the Plan on the date of his resumption of employment. Upon such reemployment by the Company, all Years of Service before such Break shall be taken into account for purposes of vesting under Section
5.7 if any part of the Participant's benefit derived from Company contributions was nonforfeitable. If no part of the Participant's benefit derived from Company contributions was nonforfeitable when he incurred such Break, years of Service with the Company completed prior to such Break shall not be required to be taken into account in any event if the number of consecutive one-year Breaks in Service equals or exceeds the greater of (A) five or (B) the aggregate number of years of Service completed prior to such Break.


                           ARTICLE III

                 SALARY REDUCTION CONTRIBUTIONS

        3.1.   SALARY REDUCTIONS.

               (a)             (i)    Each Participant may elect, by entering
                       into a Salary Reduction Agreement with the Company, to reduce his Earnings from the Company by any integral percentage, as elected by the

OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 10

                       Participant, but not to exceed a maximum of 15% of a Participant's Earnings. Reductions to a Participant's Earnings pursuant to his Salary Reduction Agreement shall be effected through payroll deductions. Salary Reduction Agreements shall be subject to the special rules set forth in this Article III.

                               (ii) If specifically authorized by the Board, and effective when specified by the Committee, for the duration of the Collective Bargaining Agreement entered into in 1994 between the Company and the United Steelworkers of America, Local 7150, each Participant may elect as part of the Salary
                       Reduction Agreement to defer receipt of all (or any portion) of the Participant's Equity Bonus Compensation. "Equity Bonus Compensation" means the bonus compensation of one (1) share of common stock of the Company awarded for each $100 of Earnings of the Participant as described in the Stock Compensation Plan -- Salaried Employees and the Stock Compensation Plan -- Union Employees. Deferred Equity Bonus Compensation shall be regarded as salary reduction for a Participant and held in the Participant's Equity Bonus Compensation Account.

               (b) Notwithstanding any provision of the Plan to the contrary, the elective deferrals (as defined in Section 402(g)(3) of the Code, including Salary Reduction Contributions) of any Participant for any taxable year of the Participant shall not exceed the amount set forth in Section 402(g) of the Code, as adjusted by the Secretary of the Treasury pursuant to Sections 402(g)(5) and 415(d) of the Code. Notwithstanding paragraph (a), fractional reductions shall be permitted where necessary to comply with the limit imposed by Section 402(g)(3) of the Code. Any amount contributed to the Plan by the Company on behalf of a Participant during any Plan Year, pursuant to the Participant's Salary Reduction Agreement, in excess of the limitations set forth in this subsection, adjusted for earnings, gains, and losses allocable thereto, shall be paid directly to the Participant within the time period set forth in Section 402(g)(2) of the Code.

               (c) The Company shall contribute to the Trust a Salary Reduction Contribution in an amount equal to the total amount subject to Salary Reduction Agreements and deducted from payroll during the period from the last preceding Valuation
        Date and not reduced pursuant to Sections 3.3 and 3.4. The Company shall pay to the Trustee its Salary Reduction Contribution as of the earliest date on which such Contributions can reasonably be segregated from the Company's general assets, not to exceed 90 days from the date on which such amounts would otherwise have been payable to the Participants in cash.

OREGON METALLURGICAL CORPORATION SAVINGS PLAN                     PAGE 11

        3.2.   Administrative Rules Governing Salary Reduction
Agreements.

               (a) The Committee will set rules on the time periods within which a Salary Reduction Agreement can be entered, amended, or revoked.

               (b) The Committee, at its election, may amend, suspend or revoke a Salary Reduction Agreement with a Participant at any time if the Committee determines that such amendment, suspension or revocation is necessary to ensure that the Annual Additions to the accounts of a Participant for any Plan Year do not exceed the Maximum Permissible Amount for such Participant for that Plan Year or to ensure that the requirements of Section 3.3 are met for such Plan Year.

        3.3.   LIMITATIONS ON SALARY REDUCTION CONTRIBUTIONS.

               (a) Notwithstanding anything to the contrary contained elsewhere in the Plan or contained in any Salary Reduction Agreement, all Salary Reduction Agreements entered into with respect to any Plan Year shall be valid only if one of the tests set forth in subsection (b) of this Section is satisfied for such Plan Year. In determining whether such tests are satisfied, all Salary Reduction Contributions, Supplemental Company Contributions, if any, and excess Salary Reduction Contributions under Section 3.1(b) of Highly Compensated Participants, if any, made with respect to such Plan Year shall be considered.

               (b) For each Plan Year the Actual Deferral Percentage for Highly Compensated Participants shall bear to the Actual Deferral Percentage for all other Participants a relationship that satisfies either of the following tests:

                       (i) The Actual Deferral Percentage for Highly Compensated Participants is not more than the Actual Deferral Percentage of all other Participants multiplied by 1.25; or

                       (ii) The Actual Deferral Percentage for Highly Compensated Participants is not more than the Actual Deferral Percentage for all other Participants multiplied by two and the excess of the Actual Deferral Percentage for the group of Highly Compensated Participants over that of all other Participants is not more than two percentage points.

               That portion of the Plan that benefits hourly employees subject to the Collective Bargaining Agreement with the United Steelworkers of America will be tested separately from that portion of the Plan benefiting salaried employees not subject to such Collective Bargaining Agreement.


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 12

               (c) If at the end of any Plan Year neither of the tests set forth in subsection (b) of this Section is satisfied for such Year, then:

                       (i) Salary Reduction Agreements entered into for such Year by Highly Compensated Participants shall be valid only to the extent permitted by one of the tests set forth in subsection (b) of this Section, and Salary Reduction Contributions made by the Company for such Year for Highly Compensated Participants shall be reduced in the manner set forth in subsection (c)(ii) to the extent necessary to comply with one of the tests set forth in subsection (b) of this Section. All Salary Reduction Contributions so reduced, adjusted for earnings, gains and losses allocable thereto, shall be allocated and distributed in the manner provided in Section 3.4.

                       (ii) Reductions pursuant to subsection (i) next above shall be effected with respect to Highly
               Compensated Participants pursuant to the following procedure: The Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies one of the tests set forth in subsection (b) of this Section for such Plan Year.

                       (iii) Salary Reduction Agreements entered into by all Participants who are not Highly Compensated
               Participants shall be valid and Salary Deferral
               Contributions made by the Company for such Participants shall not be changed.

        The calculations, reductions and allocations required by this
        Section 3.3 and Section 3.4 shall be made by the Company with respect to a Plan Year at any time prior to the close of the following Plan Year.

               (d) If at any time during a Plan Year the Company, in its sole discretion, determines that neither of the tests set forth in subsection (b) of this Section 3.3 may be met for such Plan Year, then:

                       (i) The Committee shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of such Year or any part thereof, of the percentage of the Earnings of Highly Compensated Participants that may be subject to Salary Reduction Agreements. Such reductions shall be made to the extent necessary, in the discretion of the Committee, to assure that one of the tests set forth in subsection
               (b) of this



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 13

               Section 3.3 shall be met for the Plan Year and shall be based upon estimates made from data available to the Committee at any time during the Plan Year.

                       (ii) Reductions pursuant to subsection (i) next above shall be effected with respect to Highly
               Compensated Participants pursuant to the following procedure: The Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This process shall be repeated to the extent necessary to assure that one of the tests set forth in subsection (b) shall not be exceeded for such plan year.

        3.4. RECHARACTERIZATION AND RETURN OF CERTAIN SALARY REDUCTION CONTRIBUTIONS. If a Salary Reduction Contribution made by the
Company for a Highly Compensated Participant is reduced for a Plan
Year pursuant to Section 3.3(c), the amount so reduced shall be allocated and distributed, at any time prior to the close of the following Plan Year, as follows:

               (a) To the extent permitted by regulations issued by the Secretary of the Treasury and as elected by the Highly
        Compensated Participant, if the Participant has not made
        Voluntary Contributions equal to the maximum amount permitted under the Plan, the amount reduced pursuant to Section 3.3(c), adjusted for earnings, gains and losses allocable thereto for the Plan Year, shall be deemed to be Voluntary Contributions made by the Participant and shall (within the limits contained in the Plan) be allocated to the Participant's Voluntary Contribution Account; or

               (b) To the extent that the procedure set forth in subsection (a) of this Section is not elected by the Highly Compensated Participant, or if the Highly Compensated Participant makes or is deemed to have made Voluntary Contributions equal to the maximum amount permitted by the Plan (through contributions made pursuant to Article IV of the Plan, pursuant to the operation of subsection (a), or both), any portion of the amount so reduced pursuant to Section 3.3(c) that is not allocated to the Participant's Voluntary Contribution Account pursuant to subsection (a) of this
        Section 3.4, adjusted for earnings, gains and losses allocable thereto for the Plan Year, pursuant to Section 401(k)(8) of the Code, shall be paid directly to the applicable Highly Compensated Participant.

        3.5. TREATMENT OF ASSOCIATED MATCHING CONTRIBUTION. Any Matching Contribution that is associated with a Salary Reduction Contribution made by the Company for a Highly Compensated Participant that is reduced for a Plan Year pursuant to Section 3.3(c), shall continue to be treated as a Matching Contribution, subject to Section 4.6.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 14

        3.6.   DISTRIBUTIONS FROM SALARY REDUCTION CONTRIBUTION
ACCOUNTS. Notwithstanding anything to the contrary contained elsewhere in the Plan, a Participant's Salary Reduction
Contribution Account shall not be distributable other than upon:

               (a) The Participant's separation from service, death, or disability;

               (b) Termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section
        4975(e)(7) of the Code);

               (c) The date of the sale or other disposition by the Company to an unrelated entity of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business of the Company, where (i) the Participant is employed by such trade or business and continues employment with the entity acquiring such assets, and (ii) the Company continues to maintain the Plan after the sale or other disposition. The sale of 85% of the assets used in the trade or business shall be deemed a sale of "substantially all" of the assets used in such trade or business;

               (d) The date of the sale or other disposition by the Company of the Company's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) to an unrelated entity, where (i) the Participant is employed by such subsidiary and continues employment with such subsidiary following such sale or other disposition, and (ii) the Company continues to maintain the Plan after the sale or other disposition;

               (e)     The Participant's attainment of age 59 1/2; or

               (f)     The Participant's hardship (as defined in Section
        6.5(a)).

        Notwithstanding anything to the contrary contained herein, an event shall not be treated as described in clause (b), (c) or
        (d) above with respect to any Participant unless the Participant receives a lump sum distribution (as defined in Section 401(k)(10)(B)(ii) of the Code) by reason of the event.

        3.7.   ACCOUNTING.  Each Participant's Salary Reduction
Contribution Account shall be accounted for separately from the Participant's other accounts under the Plan.

        3.8. SUPPLEMENTAL COMPANY CONTRIBUTIONS. The Company may contribute to the Trust with respect to any Plan Year a Supplemental Company Contribution in such amount as the Board, in its discretion, may determine by resolution adopted within 90 days after the end of such Year. Supplemental Company Contributions may be made to the Salary Reduction Contribution Accounts of the lowest-paid Participants only if, and to the extent that, such Contributions are necessary to


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 15
satisfy one of the tests contained in Section 3.3(b) of the Plan.
Supplemental Contributions shall only be made to that portion of the Plan that has failed the ratio tests set forth in Section 3.3
(b), that is, the portion benefiting hourly employees subject to the Collective Bargaining Agreement, or that portion benefiting salaried employees not subject to the Collective Bargaining
Agreement. The Supplemental Company Contribution for any Plan Year shall be allocated to such Participants' Salary Reduction
Contribution Accounts pursuant to the provisions of Section 5.3 of the Plan. Upon allocation to the Salary Reduction Contribution
Accounts of such Participants, the Supplemental Company
Contribution shall be considered as Salary Reduction Contributions for all purposes of the Plan other than for purposes of Section 6.5 of the Plan and for purposes of determining the amount of Matching Contributions made on such Participant's behalf pursuant to Section
4.2, and shall be subject to all of the provisions of the Plan regarding Salary Reduction Contributions. The Company shall pay to the Trustee its Supplemental Company Contribution with respect to a particular Plan Year within 90 days after the end of such Plan
Year.


                           ARTICLE IV

                       OTHER CONTRIBUTIONS

        4.1. COMPANY DISCRETIONARY CONTRIBUTIONS. The Company may contribute to the Trust for each Plan Year such amount, if any, as the Board may determine by resolution adopted prior to the date of filing of the Company's federal income tax return for such Year including extensions thereof duly granted. Such amount shall be referred to as the "Company Discretionary Contribution" for such Year. The Company shall pay to the Trustee its Company Discretionary Contribution with respect to a particular Plan Year within the period of time prescribed by law for the filing of the Company's federal income tax return for such Year, including extensions thereof duly granted.

        4.2.   MATCHING CONTRIBUTIONS.

               (a) For the duration of the Collective Bargaining Agreement entered into in 1994, the Company shall contribute to the Trust for each Participant a Matching Contribution in an amount equal to a certain percent, as established by the Board, of the amount designated by such Participant pursuant to a Salary Reduction Agreement and deducted from his Earnings through payroll deductions during such Plan Year.
                       The following schedule shall govern Matching
Contributions:



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                    PAGE 16

                                         Match (To a Maximum 100% of 3% of
Percent Return on Equity in Prior Year      Participant's Compensation)

         Less than 3%                              25%
            3-6%                                   50%
            6-10%                                  75%
       Greater than 10%                           100%

                       Matching Contributions shall be held in trust uninvested by the Company and shall not accrue Earnings until remitted to the Trustee, which shall be during or as soon as practicable following the Valuation Date.

                       Matching Contributions shall only be made to Participants employed by the Company as of the last day of the Plan Year.

                       In no event will such Matching Contribution exceed
        (a) Three percent (3%) of a Participant's Compensation or (b) the Participant's Salary Reduction. For years when the Company's Return on Equity is zero or negative, the Company, in the discretion of the Board, may suspend such Matching Contribution, or continue them at a level set by the Board. Matching Contributions shall be subject to the special rules set forth in Section 4.6 below.

                       The Company may establish additional levels of Matching Contributions in its discretion.

               (b) Matching Contributions made with respect to a Plan Year or any part thereof pursuant to this Section 4.2 shall in no event be made later than the time prescribed by law for filing the income tax return of the Company for the fiscal year of the Company (including extensions thereto) which corresponds to such Plan Year. However, the Company may elect to make such contributions on a quarterly basis, although it shall not be required to do so.

               (c) Matching Contributions to the Trust under the Plan shall be made in cash or other property as the Company, in its discretion, shall determine, although it is expected that all such contributions will be made in equity stock of the Company, and for all purposes of the Plan "Equity Matching Contributions" shall mean "Matching Contributions".

        4.3.   EQUITY CONTRIBUTIONS.

               (a) For the duration of the Collective Bargaining Agreement entered into in 1994, the Company shall contribute to the Trust .125 shares of Oremet common


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                    PAGE 17
        stock for each hour worked by an hourly employee subject to the Collective Bargaining Agreement with the United
        Steelworkers of America, Local 7150, and one (1) share of Oremet common stock for each day worked by a salaried employee not subject to such Collective Bargaining Agreement.

                       Equity contributions shall be held in trust uninvested by the Company and shall not accrue earnings until remitted to the Trustee, which shall be during or as soon as practicable following the Valuation Date.

               (b) Equity contributions made with respect to a Plan Year or any part thereof pursuant to this Section 4.3 shall in no event be made later than the time prescribed by law for filing the income tax return of the Company for the fiscal year of the Company (including extensions thereto) which correspond to such Plan Year. However, the Company may elect to make such contributions on a quarterly basis, although it shall not be required to do so.

               (c) Equity contributions to the trust under the Plan shall be made in cash or other property as the Company, in its discretion, shall determine, although it is expected that all such contributions will be made in equity stock of the Company.

               (d) Equity contributions shall be regarded as qualified Non-Elective Contributions under the Code.

        4.4 VOLUNTARY CONTRIBUTIONS. Each Participant may elect, by executing a form provided by the Committee, to contribute to the Trust Fund an amount which does not exceed fifteen percent (15%), of his Compensation. The Committee shall establish the time of admission and periods within which election forms must be received.
A Participant who has elected to make Voluntary Contributions may suspend his contributions at any time, by giving advance written notice to the Committee on a form provided by the Committee.
Following a suspension of contributions, the Participant may not resume making contributions until the next admission period. All voluntary Contributions shall be credited with the earnings and losses of the Trust Fund in the manner and at the times set forth in Section 5.8 of the Plan.

               The Committee shall establish such rules and procedures for the acceptance of, manner of accounting for, distribution of Voluntary Contributions, and earnings thereon, as it shall deem advisable.

        4.5. LIMITATIONS ON Contributions. Notwithstanding anything to the contrary in Sections 3.1, 3.8, 4.1 or 4.2 in no event shall:
(i) the aggregate amount of such Contributions contributed by the Company pursuant to this Plan exceed the maximum deduction allowable by Section 404(a)(3)(A) of the Code; or (ii) the Company contribute an amount for any Limitation Year which would cause:
(a) the Annual Additions to the accounts of any Participant to exceed the Maximum Permissible Amount for such Participant for that Year (except as provided in Section 5.6(b); or (b)



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                         PAGE 18
the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Section
5.6) to exceed one for any Participant for that Year. All contributions made by the Company under the Plan are conditioned upon the qualification of the Plan under Section 401 of the Code and deductibility of the contribution under Section 404 of the Code.

        4.6.   RULES GOVERNING MATCHING CONTRIBUTIONS AND VOLUNTARY
CONTRIBUTIONS.

               (a) Notwithstanding any provisions of the Plan to the contrary, the Actual Contribution Percentage of Highly
        Compensated Participants shall bear to the Actual Contribution Percentage for all other Participants a relationship that satisfies either of the following tests:

                       (i) The Actual Contribution Percentage for Highly Compensated Participants is not more than the Actual Contribution Percentage for all other Participants multiplied by 1.25; or

                       (ii) The Actual Contribution Percentage for Highly Compensated Participants is not more than the Actual Contribution Percentage for all other Participants multiplied by two and the excess of the Actual
               Contribution Percentage for the group of Highly
               Compensated Participants over that of all other Participants is not more than two percentage points.

               (b) If, at the end of any Plan Year, neither of the tests set forth in subsection (a) is satisfied for such Year, then the Matching Contributions made for such Year on behalf of Highly Compensated Participants and the Voluntary Contribution made for such year by Highly Compensated Participants shall be reduced in the manner set forth in this subsection (b) to the extent necessary to comply with one of the tests set forth in subsection (a). Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated until the Plan satisfies one of the tests set forth in subsection
        (a) for such Plan Year.

               (c) Voluntary Contributions made by Participants who are not Highly Compensated Participants and Matching Contributions made on account of Participants who are not Highly Compensated Participants shall be valid and shall not be affected by this Section. The unvested portion of Matching Contributions that is reduced pursuant to the preceding provisions of this Section for the Plan Year, adjusted for earnings, gains and losses allocable thereto pursuant to Section 401(m)



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 19
        of the Code for such Plan Year, shall be returned to the Company and the reduced Voluntary Contributions and the vested portion of such reduced Matching Contributions, adjusted for earnings, gains and losses allocable thereto shall be paid directly to the applicable Participant. Voluntary
        Contributions shall be reduced first, and to the extent necessary, Vested Matching Contributions shall be reduced thereafter. If the vested portion of the Matching
        Contributions Account of the Participant is not sufficient to satisfy the necessary reduction, the nonvested portion of such Matching Contributions Account shall be forfeited pursuant
        Section 6.4 to the extent necessary to satisfy such reduction.
        The calculations, reductions, allocations and payments required by this Section shall be made by the Committee with respect to a Plan Year at any time prior to the close of the following Plan Year.

               (d) If at any time during the Plan Year the Committee, it its sole discretion, determines that neither of the tests set forth in subsection (a) of this Section 4.6 may be met for such Plan Year, then:

                       (i) The Committee shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of the Year, or any part thereof, of the percentage of Earnings of Highly
               Compensated Participants that may be contributed as Voluntary Contributions. Such reductions shall be made to the extent necessary, in the discretion of the Committee, to assure that one of the tests set forth in subsection
               (a) of this Section 4.6 shall be met for the Plan Year and shall be based upon estimates made from data available to the Committee at any time during the Plan
               Year.

                       (ii) Reductions pursuant to (i) above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The Actual Contribution Percentage of the Highly-Compensated Participant with the highest Actual Contribution Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated to the extent necessary to assure that one of the tests set forth in subsection (a) shall not be exceeded for such Plan Year.

               (e) If a "Multiple Use of the Alternative Limitation" occurs in a Plan Year, then, notwithstanding any other provision of Section 3.3 or of this Section 4.6, the test in paragraph (a)(ii) of this Section shall not be used to satisfy the requirements of this Section for Voluntary Contributions and Matching Contributions


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 20
        in the same Plan Year that the test contained in Section
        3.3(b)(ii) is used to satisfy the requirements of Section 3.3 with respect to Salary Reduction Contributions. If the preceding sentence shall be applicable for a Plan Year, then the Committee shall determine whether to use the test in paragraph (a)(ii) of this Section to satisfy the requirements of this Section 4.6, or to use the test in paragraph (b)(ii) of Section 3.3 to satisfy the requirements of Section 3.3, for such Plan Year.

                       A Multiple Use of the Alternative Limitation shall occur in any Plan Year if all of the following conditions are satisfied in the Plan Year.

               (1) At least one Highly Compensated Participant is eligible to authorize Salary Reduction Contributions to be made on his behalf; and to make Voluntary Contributions or have Matching Contributions allocated to his Matching Contributions Account, pursuant to the Plan during such Plan Year.

               (2) The sum of the Actual Deferral Percentage of the entire group of Highly Compensated Participants and of the Actual Contribution Percentage of the entire group of Highly Compensated Participants for such Plan Year exceeds the greater of A and B below:

        A.     The sum of:

                       (i) 125% of the greater of (I) the Actual Deferral Percentage of the group of Participants for such Plan
               Year who are not Highly Compensated Participants, or (II) the Actual Contribution Percentage of the group of Participants who are not Highly Compensated Participants for such Plan Year, and

                       (ii) Two plus the lesser of (I) or (II) above. In no event, however, shall this amount exceed 200% of the lesser of (I) or (II) above;

        B.     The sum of:

                       (i) 125% of the lesser of (I) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Participants for such Plan Year, or
               (II) the Actual Contribution Percentage of the group of Participants who are not Highly Compensated Participants for such Plan Year, and

                       (ii) Two plus the greater of (I) or (II) above. In no event, however, shall this amount exceed 200% of the greater of (I) or (II) above.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                          PAGE 21

               (3) The Actual Deferral Percentage of the entire group of Highly Compensated Participants exceeds the amount described in Section 3.3(b)(i); and

               (4) The Actual Contribution Percentage of the entire group of Highly Compensated Participants exceeds the amount described in Section 4.6(a)(i).

        4.7. EXCLUSIVE BENEFIT OF EMPLOYEES. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, including former Employees and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes), be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries.
However, without regard to the provisions of this Section 4.7.

               (a) If a contribution under the Plan is conditioned on initial qualification of the Plan under Section 401(a) of the Code, and the Plan receives an adverse determination with respect to its initial qualification, the Trustee shall, upon written request of the Company, return to the Company the amount of such contribution (increased by earnings attributable thereto and reduced by losses attributable thereto) within one calendar year after the date that qualification of the Plan is denied, provided that the application for the determination is made by the time prescribed by law for filing the Company's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe;

               (b) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall upon written request of the Company return the contribution (to the extent disallowed) to the Company within one year after the day the deduction is disallowed;

               (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return the contribution or such portion to the Company within one year after the date of payment to the Trustee; and

               (d) Earnings attributable to amounts to be returned to the Company pursuant to subsection (b) or (c) above shall not be returned, and losses attributable to amounts to be returned pursuant to subsection (b) or (c) shall reduce the amount to be so returned.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 22

        4.8.   TRANSFERS FROM QUALIFIED PLANS.

               (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or trust, or create adverse tax consequences for the Employer. Transfers of Oremet Common Stock from the Oremet Employee Stock
        Ownership Plan ("ESOP") shall not be permitted; however, cash transfers from the ESOP shall be permitted if allowed under terms of the ESOP. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account". Such account shall be fully vested at all times and shall not be subject to Forfeiture for any reason.

               (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

               (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

               (d)             (i)  At Normal Retirement Date, or such other
                       date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of this Plan, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                               (ii) Amounts transferred from the Oremet ESOP shall be held in Participant's ESOP Rollover
                       Account and shall be distributed as provided in
                       Section 6.5(c).

               (e) The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant in a



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 23
        federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

               (f) All amounts allocated to a Participant's ESOP Account may be treated as a directed investment account, but only to the extent such rollover does not involve common stock of the Company.

               (g) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover;
        (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

               (h) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

               (i) This Plan shall not accept any direct or indirect transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                     PAGE 24

               (j) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described therein.


                            ARTICLE V

              ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

        5.1. SEPARATE ACCOUNTS. The Committee shall create and maintain such separate accounts for each Participant as shall be needed or convenient, including, initially, a Company Discretionary Contribution Account, a Salary Reduction Contribution Account, an Equity Contribution Account, an Equity Bonus Contribution Account (if applicable), an ESOP (or other) Rollover Account and a Matching Contribution Account. The Committee shall also create and maintain a Suspense Account in the event that such an account is required pursuant to Section 5.6. Such accounts are primarily for accounting purposes and do not require a segregation of the Trust Fund. The Company may delegate the responsibility for the maintenance of the accounts to the Trustee or to the Committee. Notwithstanding any provisions of this Article, in no event shall an allocation be made to any account of any Participant, for any Limitation Year that would cause: (a) Annual Additions to the accounts of such Participant to exceed the Maximum Permissible Amount for that Year (except as permitted in Section 5.6(b)); or
(b) the sum of the defined benefit Plan fraction (as defined in Section 5.6) and the defined contribution Plan fraction (as defined in Section 5.6) to exceed one for such Participant for that Year.

        5.2. ALLOCATIONS OF COMPANY DISCRETIONARY CONTRIBUTIONS AND FORFEITURES. The Company Discretionary Contributions for each Plan Year shall be allocated as of the last day of such Plan Year (even though receipt of the Company Discretionary Contributions by the Trustee may take place after the close of such Year) among the Company Discretionary Contribution Accounts of each Participant who, during the course of such Plan Year: (i) completed at least 1,000 Hours of Service and was employed by the Company on the last day of such Plan Year; (ii) retired on or after his Normal
Retirement Date; (iii) died; or (iv) became disabled as defined in
Section 6.3. Such allocation shall be in the ratio that such Participant's Compensation (as defined in Section 1.13 of the Plan) during the Plan Year bears to the total Compensation during such Plan Year of all Participants entitled to share in such contributions.

        5.3.   ALLOCATION TO SALARY REDUCTION CONTRIBUTION ACCOUNTS.

               (a) Salary Reduction Contributions made on behalf of a Participant for a Plan Year shall be allocated to his Salary Reduction Contribution Account as of the last day of such Valuation Date (even though receipt of the Salary Reduction Contribution by the Trustee may take place after the close of such Valuation Date). The amount of the allocation to a Participant's Salary Reduction Contribution



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 25

        Account shall be equal to (i) the amount by which the Participant's Earnings from the Company were reduced during the Valuation Period pursuant to such Participant's Salary Reduction Agreement in effect for such Period, reduced by (ii) any applicable amounts pursuant to the provisions of Sections 3.1(b) and 3.3(c).

               (b) In the event that the Company elects to make a Supplemental Company Contribution with respect to any Plan Year, such Contribution shall be allocated to the Salary Reduction Contribution Accounts of certain Participants who are not Highly Compensated and who are eligible to share in the Company Discretionary Contribution pursuant to Section 5.2 of the Plan, starting with the lowest paid 5% of such Participants and continuing with the remaining such Participants in groups of 5% in the inverse order of their Compensation until the Supplemental Company Contribution has been entirely allocated. Supplemental Company Contributions made for a Plan Year shall be allocated to Participants' Salary Reduction Contribution Accounts as of the last day of such Year (even though receipt of the Supplemental Company Contribution by the Trustee may take place after the close of such Year).

        5.4. ALLOCATION OF MATCHING CONTRIBUTIONS. Matching Contributions made on behalf of a Participant for a Valuation Period pursuant to Section 4.2 and not reduced pursuant to Section 4.6, shall be allocated to his Matching Contributions Account as of the last day of the Valuation Date (even though receipt of the Matching Contributions by the Trustee may take place after the close of such Valuation Period). An allocation pursuant to this Section shall be made only to the Matching Contributions Account of a Participant whose Earnings were reduced through payroll deductions pursuant to a Salary Reduction Agreement during the applicable Plan Year.

        5.5.   ALLOCATION OF VOLUNTARY CONTRIBUTIONS AND FORFEITURES.

               (a) Voluntary Contributions made by a Participant, and not reduced pursuant to Section 4.6, shall be allocated to his Voluntary Contribution Account as of the Valuation Date coinciding with or immediately following receipt of such Contributions by the Trustee.

               (b) As of each Annual Valuation Date, any amounts which become forfeitures since the last Valuation Date shall be made available to reinstate the previously forfeited account balances of former Participants, if any. The remaining forfeitures, if any, shall be used to reduce the discretionary contribution or the matching contribution of the Company for the Plan Year in which such forfeitures occur and based on whether such forfeitures derive from the Discretionary Contribution Accounts or the Matching Contribution Accounts, respectively.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 26

        5.6.   MAXIMUM ALLOCATION.

               (a) Except as provided in paragraph (b) of this Section, the allocations to the accounts of any Participant in any Limitation Year shall be limited so that the Participant's
        Annual Additions for such Year do not exceed the Maximum
        Permissible Amount.

               (b) If the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of (i) the allocation of forfeitures, (ii) reasonable error in estimating a Participant's Compensation, (iii) reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant, or (iv) under such other limited facts and circumstances that the Commissioner of Internal Revenue, pursuant to Code Regulations
        <SUBSECTION> 1.415-6(b)(6), finds justify the availability of this
        Section 5.6, the Voluntary Contributions and Salary Reduction Contributions made by or with respect to such Participant shall be distributed to him to the extent that any such distribution would reduce the amount in excess of the limits of this Section 5.6 and any amount in excess of the limits of this Section 5.6 remaining after such distribution shall be placed, unallocated to any Participant, in a Suspense Account.
        If a Suspense Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the Suspense Account must be allocated to Participants' accounts (subject to the limits of this Section 5.6) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year. The excess amount allocated pursuant to this Section 5.6(b) shall be used to reduce Company Discretionary Contributions and Matching Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant. However, if that Participant is not covered by the Plan as of the end of the applicable Limitation Year, then the excess amounts must be held unallocated in the Suspense Account for the Limitation Year and allocated and reallocated in the next Limitation Year to all of the remaining Participants in the Plan. The Suspense Account will not share in the valuation of Participants' accounts and the allocation of earnings set forth in Section 5.8 of the Plan, and the change in fair market value and allocation of earnings attributable to the Suspense Account shall be allocated to the remaining accounts hereunder as set forth in Section 5.8.

               (c) Any reduction in the contributions and allocations under this Plan made with respect to a Participant's accounts required pursuant to this Section 5.6 and Section 415 of the Code shall be effected, to the minimum extent necessary, in the following manner: (i) first, Voluntary Contributions made by such Participant, adjusted for earnings, gains and losses allocated thereto, shall be reduced (ii) next, the Salary Reduction Contributions that would have been made by the Company for the applicable Limitation Year with respect to the Participant, adjusted for earnings,



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                         PAGE 27
        gain and losses allocable thereto shall be reduced; (iii) next, Company Discretionary Contributions that would have been made by the Company for the applicable Limitation Year with respect to such Participant shall be reduced; and (iv) finally, the Matching Contributions that would have been made by the Company for the applicable Limitation Year with respect to such Participant shall be reduced. The amount of any reductions in Voluntary Contributions and Salary Reduction Contributions pursuant to clauses (i) and (ii), adjusted for earnings, gains and losses allocable to Voluntary
        Contributions and Salary Reduction Contributions, shall be paid by the Trustee directly to the affected Participant pursuant to subsection (b) of this Section, and any reductions in Company Discretionary Contributions and Matching
        Contributions, pursuant to clauses (iii) and (iv), adjusted for gains, earnings, and losses allocable thereto, shall be treated pursuant to subsection (b) of this Section.

               (d) Upon termination of the Plan, any amounts in a Suspense Account at the time of such termination shall revert to the Company.

               (e) In the event that any Participant under this Plan is also a Participant in a defined benefit Plan (as defined in Section 415(k) of the Code) maintained by the Company, the sum of the defined benefit Plan fraction and the defined contribution Plan fraction (as such terms are defined in Section 415(e) of the Code) for any Limitation Year with respect to such Participant shall not exceed one. If that sum exceeds one, then no reduction in contributions or allocations to obtain compliance with Section 415(e) of the Code shall occur under this Plan until the Participant's benefits under such defined benefit Plan have been reduced pursuant to the terms thereof. Any reduction under this Plan shall be made only to the extent necessary so that the sum of such fractions shall equal one. For purposes of this Section 5.6, a Plan is deemed to be maintained by the Company if the Plan is maintained by any Related Employer.

               (f) If a Participant is entitled to receive an allocation under this Plan and any Related Plan and, in the absence of the limitations contained in this Section 5.6, the Company would contribute or allocate to the accounts of that Participant an amount for a Limitation Year that would cause the Annual Additions to the accounts of the Participant to exceed the Maximum Permissible Amount for such Year, then the contributions and allocations made with respect to the Participant under this Plan shall not be reduced until the contributions or allocations under the Related Plan have been reduced to the extent necessary so that the allocation of such Annual Additions does not exceed the Maximum Permissible Amount.

               (g) The provisions of this Section shall be interpreted by the Committee, in the administration of the Plan, to reduce contributions and allocations (as required by this Section) only to the minimum extent necessary to reflect the requirements of



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 28

        Section 415 of the Code, as amended and in force from time to time, and Regulations promulgated pursuant to that Section, which are incorporated by reference herein.

        5.7.   VESTING.

               (a) Each Participant shall have a vested interest in the Adjusted Balance of his Company Discretionary Contribution
        Account and Matching Contributions Account in accordance with the following formula:

                                       Vested      Forfeitable
           Years of Service           Percentage   Percentage
           ________________           __________   ___________

           Less Than One Year               0%        100%
                One Year                   20%         80%
               Two Years                   40%         60%
              Three Years                  60%         40%
               Four Years                  80%         20%
           Five or More Years             100%          0%


               (b) On reaching Normal Retirement Date or Early Retirement Date, a Participant shall be 100% vested in the Adjusted Balance of the Participant's Company Discretionary Contribution Account and Matching Contribution Account.

               (c) In the event a Participant dies or becomes disabled within the meaning of Section 6.2 or 6.3 while an Employee, he shall be 100% vested in the Adjusted Balance of his Company Discretionary Contribution Account and Matching Contributions Account as of the date of his death or disability.

               (d) In the event the Plan is terminated, or upon the complete discontinuance of Company contributions to the Plan, each Participant shall become 100% vested in the Adjusted Balance of his Company Discretionary Contribution Account and Matching Contributions Account, provided that the forfeitable percentage of the unpaid balances of such accounts of a Participant whose employment has terminated and who has incurred a one-year Break in Service on the date of such Plan termination or discontinuance shall be forfeited on the effective date of such termination on discontinuance of contributions and shall not be vested.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 29

               (e) Each Participant shall at all times be fully vested in the Adjusted Balances of his Salary Reduction Contribution Account, Rollover Accounts, Equity Bonus Compensation Account
        (if applicable), and Equity Contribution Account.

        5.8. ALLOCATIONS AND ADJUSTMENTS TO ACCOUNTS. As of each valuation Date, and subject to Section 8.4(e), the Trustee shall determine, on an accrual basis of accounting, the Adjusted Balance of the account of each Participant in the following manner:

               (a) As soon as feasible after each Valuation Date, the Trustee shall determine the earnings and the amount of any realized or unrealized appreciation or depreciation in the fair market value of each of the Investment Funds, determined as of the Valuation Date or the next previous business day if the Valuation Date falls on a Saturday, Sunday, or holiday. In determining such value, the Trustee shall use such generally accepted methods and bases as the Trustee, in its discretion, shall deem advisable. The judgment of the Committee as to the fair market value of any asset shall be presumptively conclusive and binding on all persons.

               (b) The earnings on contributions made or deemed made pursuant to Sections 3.1, 4.1, 4.2, 4.3 and 4.4 that have been initially invested in short-term investment obligations selected by the Trustee from time to time pending allocation to one or more of the Investment Funds shall be allocated to a Participant's applicable account in the same proportion as such contributions shall be determined by multiplying the total amount of such earnings by a fraction, the numerator of which is the amount of such contributions allocated to a Participant's account for the period ending on the applicable Valuation Date and the denominator of which is the total amount of such contributions allocated to all participants' accounts for that period.

               (c) The earnings and market appreciation or depreciation of each Investment Fund for a period ending on a Valuation
        Date (including earnings and appreciation or depreciation attributable to the investment of any Suspense Account in such Investment Fund) shall be allocated to each applicable account (excluding any Suspense Account) that is invested in such Investment Fund on the current Valuation Date by multiplying the earnings and market appreciation or depreciation of such Fund by a fraction, the numerator of which is the Adjusted
        Balance of such account invested in the applicable Fund as of the prior Valuation Date and the denominator of which is the total of the Adjusted Balances of all such accounts (excluding any Suspense Account) invested in such Fund as of the prior Valuation Date. Each such account (excluding any Suspense
        Account) shall be adjusted by adding thereto or subtracting therefrom its share of the earnings and market appreciation or depreciation of each Investment Fund as determined by the preceding sentence.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                     PAGE 30

               (d) Each account shall then be further adjusted by adding to it the amount of contributions allocable thereto, for each Participant's account pursuant to Sections 5.2, 5.3,
        5.4 and 5.5 for the Plan Year ending on that Valuation Date.

               (e) Following the above adjustments to each account there shall be deducted from each account the distributions and withdrawals made therefrom since the prior Valuation Date.

        5.9. INSTALLMENTS. Whenever an account balance is distributable in installments, if applicable, the undistributed balance of such account shall participate in the valuation provided in Section 5.8 until fully distributed. In lieu of such participation, however, upon the written request of the former Participant or Beneficiary entitled to receive such installments, received by the Committee prior to the payment of the first installment, the Adjusted Balance of his accounts shall be deposited in the name of the Trustee in a savings account or certificate of deposit in a national or state bank, or in a federal savings and loan association and shall earn and be credited with such earnings (at not less than the current rate of earnings paid thereon by the depository). Any amounts deposited pursuant to this
Section 5.9 and any earnings thereon shall be disregarded in computing the fair market value of Trust assets to be allocated under Section 5.8 of the Plan and the Earnings shall be payable to such former Participant or Beneficiary with payment of the aforementioned installments. Any expenses incurred by the Trustee and the Committee as the result of any deposit made pursuant to this Section shall be payable from the accounts of the former Participant or Beneficiary for whom such deposit was made.

        5.10 VALUATION OF OREMET STOCK. The value of Oremet stock for contribution or allocation purposes shall be its closing value on the day transfer instructions are issued to the transfer agent of the Company with regard to such contribution.


                           ARTICLE VI

                       PAYMENT OF BENEFITS

        6.1. PAYMENTS ON RETIREMENT. A Participant who attains his Normal Retirement Date and continues to be an Employee shall continue to share in the allocation of Company Discretionary Contributions, Supplemental Company Contributions, Salary Reduction Contributions, Equity Contributions, Equity Bonus Compensation Contributions, and Matching Contributions, and may elect or continue to make Voluntary Contributions and may elect or continue to enter into Salary reduction Agreements. Upon the retirement of a Participant at or after his Normal Retirement Date, the Committee shall notify the Trustee in writing of the Participant's retirement and shall direct the Trustee to make payment of the Adjusted
Balance of the Participant's accounts as of the Valuation Date coinciding with or immediately preceding the date distribution is made to the Participant in a method provided in the Plan.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 31

        6.2    PAYMENTS ON DEATH.

               (a) Upon the death of a Participant, the Committee shall promptly notify the Trustee in writing of the Participant's death and the name of his Beneficiary and shall direct the Trustee to make payment of the Adjusted Balance (reduced by any security interest held by the Plan by reason of a loan outstanding to the Participant) as of the date of his death pursuant to Article VIII of the Participant's accounts as of the Valuation Date coinciding with or immediately preceding the date distribution is made to his Beneficiary, in a method provided in the Plan.

               (b) Each unmarried Participant or each married Participant whose surviving spouse has consented to an alternate Beneficiary designation or alternate method of payment as provided in subsection (c), shall have the right to designate, by giving a written designation to the Committee,
        (i) a person or persons or entity as Beneficiary to receive the death benefit provided under this Section 6.2 and (ii) the method of payment of such death benefit to his Beneficiary pursuant to Section 6.6. Successive designations may be made, and the last designation received by the Committee prior to the death of the Participant shall be effective and shall revoke all prior designations. If a designated Beneficiary shall die before the Participant, the Beneficiary's interest shall terminate, and, unless otherwise provided in the Participant's designation if the designation included more than one Beneficiary, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant. A Participant to whom this subsection applies shall have the right to designate different Beneficiaries to receive the Adjusted Balance in his various accounts under the Plan and shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary.

               (c) The Beneficiary of each married Participant shall be the surviving spouse of the Participant and the death benefits of any Participant who is married at the date of his death shall be paid in full to his surviving spouse in a single lump sum. Notwithstanding the preceding sentence, the death benefits provided pursuant to subsection (a) shall be distributed to any other Beneficiary designated by a married Participant as provided in subsection (b) of this Section and pursuant to the method, if any, designated by the Participant as provided in subsection (b), if the Participant's surviving spouse consented to such designation by the Participant, prior to the date of the Participant's death, in writing. Such consent must acknowledge the effect of the election and the identity of any nonsurviving spouse Beneficiary, including any class of Beneficiaries or contingent Beneficiaries, and must be witnessed by a representative of the Plan or a notary public. The consent of the Participant's surviving spouse shall not be required if the Participant establishes to the satisfaction of the Committee that consent may not be obtained because there is no surviving spouse or the surviving spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.
        The


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 32

        Participant may not subsequently change the method of distribution elected by the Participant or the designation of his Beneficiary unless his surviving spouse consents to the new election or designation in accordance with the requirements set forth in the preceding sentence, or unless the surviving spouse's consent permits the Participant to change the election of method of payment or the designation of his Beneficiary without the spouse's further consent. A spouse's consent shall be irrevocable. Any consent by a surviving spouse, or establishment that the consent of the surviving spouse may not be obtained, shall be effective only with respect to that surviving spouse.

               (d) If a Participant fails to designate a Beneficiary, if such designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant, his death benefits otherwise payable pursuant to subsection (b) or (c) shall be paid:

                       (i)     to his surviving spouse;

                       (ii) if there is no surviving spouse, to his descendants (including legally adopted children or their descendants) per stirpes;

                       (iii) if there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or

                       (iv) if no such representative is duly appointed and qualified within six months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

               (e) The Committee may determine the identity of the distributees of any death benefit payable under the Plan and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other paper believed by it to be genuine, and upon any evidence believed by it sufficient.

               (f) A Participant's surviving spouse, for purposes of the Plan, is the person who is legally married to the Participant immediately prior to the death of the Participant.

        6.3.   PAYMENTS ON DISABILITY.  Upon the termination of a
Participant's employment with the Company by reason of a disability, the Committee shall notify the Trustee in writing of said



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 33
disability termination, and shall direct the Trustee to make payment of the Adjusted Balance of the Participant's accounts as of the Valuation Date coinciding with or immediately preceding the date a distribution is made to the Participant, in a method provided in the Plan. For purposes of this Section "disability" means a physical or mental condition which is expected to render the Participant permanently unable to perform any duties for the Company. The determination of the existence of such disability shall be made by the Committee and shall be final and binding upon the Participant and all other parties. The Committee may require the submission of such medical evidence as it may deem necessary in order to arrive at its determination. The Committee's determination of the existence of a disability will be made with reference to the nature of the injury without regard to the period the Participant is absent from work.

        6.4. PAYMENTS ON TERMINATION FOR OTHER REASONS. Upon the termination of a Participant's employment with the Company for any reason other than retirement on or after his Normal Retirement Date, death, or permanent disability, the Committee shall notify the Trustee in writing of the termination and shall direct the Trustee to make payment of the Adjusted Balance of his Salary Reduction Contribution Account, if any, and the vested portion of the Adjusted Balance of his Company Discretionary Contribution Account and Matching Contributions Account, if any, as of the Valuation Date coinciding with or immediately preceding the date distribution is made to the Participant, in a method provided in the Plan. The vested portion of a Participant's Company Discretionary Contribution Account and Matching Contributions Account shall be determined in accordance with Section 5.7. The nonvested portion, if any, of the Adjusted Balance of his Company Discretionary Contribution Account and Matching Contributions Account shall be retained in his Company Discretionary Contribution Account and Matching Contributions Account, respectively, until a period has elapsed sufficient to determine whether he will be reemployed or will incur five consecutive one-year Breaks in Service. If he is reemployed before he incurs five consecutive one-year Breaks in Service, his Company Discretionary Contribution Account and Matching Contributions Account will continue to vest; if he incurs five consecutive one-year Breaks in Service, the amount in such accounts shall be deemed a forfeiture and shall reduce the Company Discretionary Contribution and the Matching Contributions, whichever applies, as of the last day of the Plan Year in which he incurs the last of such five consecutive one-year Breaks in Service. If a Participant who is rehired before he incurs five consecutive one-year Breaks in Service again incurs a termination of employment under circumstances in which he is not fully vested in his Company Discretionary Contribution Account and Matching Contributions Account, the portion of his Company Discretionary Contribution Account and Matching Contributions Account distributable on the date of his later termination of employment shall be calculated as follows:

                       (i) the amount distributed to the Participant from his Company Discretionary Contribution Account and
               Matching Contributions Account upon his earlier termination of employment shall be added to the Adjusted Balance of his Company Discretionary Contribution Account and Matching Contributions Account;



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 34

                       (ii) the amount determined under paragraph (i) shall be multiplied by the vested percentage as of the date of his later termination of employment determined under
               Section 5.7; and

               (iii) the amount distributed to the Participant upon his earlier termination of employment shall be deducted from the product calculated under paragraph (ii) to determine the amount distributable upon his later termination of employment.

        6.5.   PRETERMINATION DISTRIBUTIONS.

               (a) The Committee may, upon the request of a Participant at any time prior to his termination of employment, direct the Trustee to make a lump sum distribution to the Participant from the portion of his Salary Reduction Contribution Account that is not being used as security for a loan under Section
        8.4, determined as of the Valuation Date coinciding with or immediately preceding the date a request is made hereunder, for the purposes set forth below, subject to the following rules:

                       (i) Each request for a distribution must be made by written application to the Committee supported by such evidence as the Committee may require;

                       (ii) In no event shall the amount distributed to a Participant in accordance with this Section 6.5 exceed
               100% of his Salary Reduction Contribution Account, not including any earnings thereon credited after December
               31, 1988;

                       (iii)          Each distribution made pursuant to this
               Section 6.5 shall be on account of a hardship suffered by the Participant. For purposes of this Section 6.5, a hardship shall be limited to:

                               (1)    Medical expenses described in Code
                       Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code
                       Section 152); or necessary for any of these persons to obtain medical care described in Code Section 213(d);

                               (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                               (3)    Payment of tuition and related
                       educational fees for the next twelve months of post- secondary education for the Participant, his spouse, children or dependent;



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 35

                               (4)    The need to prevent eviction of the
                       Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; and

                               (5) Funeral expenses of a family member of the Participant;

                       (iv) The amount distributed shall not be in excess of the immediate and heavy financial need of the Participant which need shall be deemed to include any amounts reasonably anticipated by the Participant to be necessary to pay federal, state or local income taxes and penalties incurred as a result of the distribution;

                       (v) The Participant shall first obtain all distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans maintained by the Company;

                       (vi) The Participant's elective contributions and employee contributions (as defined in Regulations
               <SUBSECTION> 1.401(k)) shall be suspended under the Plan
               and all other deferred compensation plans maintained by the Company for 12 months after his receipt of the hardship distribution (except for mandatory employee contributions to a defined benefit plan);

                       (vii) The Participant may not make elective contributions (as defined in Regulations <SUBSECTION> 1.401(k)) under the Plan or any other Plan maintained by the Company for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
               Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution;

                       (viii) The amount distributed to a Participant in accordance with this Section 6.5 shall not exceed (A) the Adjusted Balance of a Participant's Salary Reduction
               Contribution Account as of December 31, 1988, plus (B)
               Salary Reduction Contributions allocated to such Salary
               Reduction Contribution Account after December 31, 1988;
               and

                       (ix) If a Participant's termination of employment occurs after a request is approved in accordance with this Section 6.5 but prior to distribution of the full amount approved, the approval of his request shall be automatically void and the benefits which he or his Beneficiary are entitled to receive under the Plan shall be distributed in accordance with the preceding provisions of this Article.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 36

               (b) A Participant who has attained the age of 59 1/2 may elect, by written instrument given to the Committee, to the extent such account is not being used as security for a loan as determined under Section 8.4 to withdraw from his Salary Reduction Contribution Account an amount not in excess of the Adjusted Balance thereof, determined as of the Valuation Date coinciding with or next succeeding the date the written instrument is delivered to the Committee. No withdrawal made under this paragraph (b) shall be for an amount which is less than the lesser of: (i) $200, or (ii) the Adjusted Balance in the Participant's Salary Reduction Contribution Account.

               (c) A Participant may elect by written instrument given to the Committee to withdraw from his ESOP Rollover Account an amount not in excess of the adjusted balance thereof, determined as of the Valuation Date coinciding with or next succeeding the date the written instrument is delivered to the Committee, and to the extent such account is not being used as security for a loan determined under Section 8.4. No withdrawal under this paragraph (c) shall be for an amount which is less than the lesser of: (i) $200 or (ii) the adjusted balance in the Participant's ESOP Rollover Account.

               (d)     A request for a distribution pursuant to this
        Section 6.5 shall be approved or denied by written instrument given by the Committee to the Participant within 60 days after the date the written request is given to the Committee by the Participant. In the event that such request is approved, the distribution shall be made within 30 days after notice of approval is given by the Committee to the Participant.

        6.6.   METHODS OF PAYMENT.

               (a) Whenever the Committee shall direct the Trustee to make payment to a Participant or his Beneficiary upon termination of the Participant's employment (whether by reason of retirement, death, disability, or for other reasons), the Committee shall direct the Trustee to pay the Adjusted Balance of his Salary Reduction Contribution Account, Voluntary Contributions Account, ESOP (or other) Rollover Account,
        Equity Contributions Account, and Equity Bonus Compensation Account (if applicable), and the vested portion of the Adjusted Balance of his Company Discretionary Contribution Account and Matching Contributions Account, to or for the benefit of the Participant or his Beneficiary, in cash or wholly or partly in kind, in the following way in a lump sum, provided that distributions in kind shall be valued at the fair market value of the assets distributed on the date of such distribution.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 37

               (b) In the case of a Participant whose employment has terminated for any reason payment shall be made or commence as soon as administratively feasible after the end of the first calendar quarter following the quarter in which the Participant terminates. Notwithstanding the preceding sentence, if the Participant's account balances at the time for any distribution exceed $3,500, then neither such distribution nor any subsequent distribution shall be made to the Participant at any time before his 65th birthday without his written consent.

               (c) Notwithstanding anything to the contrary contained elsewhere in the Plan a Participant's benefits under the Plan will be distributed to him not later than the Required
        Distribution Date (as defined in subsection (e)).  If the
        Participant dies before distribution has occurred, distribution will be made no later than five years after the Participant's death, unless the beneficiary is the Participant's spouse.

               (d) If the Beneficiary is the surviving spouse of the Participant, the distribution shall not be earlier than the date on which the Participant would have attained age 70 1/2, and if the surviving spouse dies before the distributions to that spouse begin, then this subsection (d) shall be applied as if the surviving spouse were the Participant.

               (e) For purposes of this Section, the Required Distribution Date means April 1 of the calendar year in which the Participant attains age 70 1/2, provided however that in the case of a Participant who attained age 70 1/2 during calendar year 1988 or 1989, the Required Distribution Date means April
        1, 1990, and further provided that, if the Participant attained age 70 1/2 prior to January 1, 1988, distribution shall commence on the April 1 following the later of the calendar year in which he: (A) attained age 70 1/2, or (B) terminated service with the Company and all Related Employers, unless he was a five-percent owner (as defined in Section 416 of the Code) of the Company with respect to the Plan Year ending in the calendar year in which he attained age 70 1/2, in which case clause (B) shall not apply.

               (f) No Participant shall receive a distribution under circumstances that would impose an additional tax on such distribution pursuant to Section 72(t) of the Code unless and until that individual is notified in writing by the Committee of the tax and the individual, by writing delivered to the Committee, acknowledges receipt of the notification and requests the distribution.

               (g) This subsection 6.6(g) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible
        Rollover Distribution paid directly to an Eligible Retirement
        Plan specified by the Distributee in a Direct Rollover.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 38

                       (i)     Definitions.

                                      (A)     "Eligible Rollover Distribution"
                               is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                      (B)     "Eligible Retirement Plan is an
                               individual retirement account described in
                               Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
                               Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's eligible rollover distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                                      (C)     "Distributee" includes an Employee
                               or former Employee.  In addition, the
                               Employee's or former Employee's Surviving
                               Spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                                      (D)     "Direct Rollover" is a payment by
                               the Plan to the Eligible Retirement Plan specified by the Distributee.


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                         PAGE 39

                       (ii) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that:

                               (A)    The Committee clearly informs the
                       Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

                               (B)    The Participant, after receiving the
                       notice, affirmatively elects a distribution.

        6.7.   DISTRIBUTION OF UNALLOCATED EMPLOYEE CONTRIBUTIONS.

               (a) If on the date of termination of a Participant's employment, the Company shall be holding Voluntary Contributions made by the Participant, but not yet allocated to his Voluntary Contribution Account, the Committee shall direct the Company to pay such amounts either directly to the Participant (or his Beneficiary, as the case may be) or to the Trustee, to be distributed by the Trustee in accordance with the method of distribution determined under Section 6.6.

               (b) If on the date of termination of a Participant's employment, a Participant's Earnings have been reduced by any amount pursuant to a Salary Reduction Agreement, and such amount has not yet been allocated to his Salary Reduction Contribution Account, the Committee shall direct the Company to pay such amounts to the Trustee to be credited to the Participant's Salary Reduction Contribution Account, to be distributed by the Trustee in accordance with the method of distribution determined under Section 6.6.

        6.8. ADMINISTRATIVE POWERS RELATING TO PAYMENTS. If a Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Committee unable properly to attend to his personal financial matters, the Trustee may make such payments in such of the following ways as the Committee shall direct:

                       (i)     directly to such Participant or Beneficiary;

                       (ii) to the legal representative of such Participant or Beneficiary; or


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 40

                       (iii) to some relative by blood or marriage, or friend, for the benefit of such Participant or Beneficiary.

Any payment made pursuant to this Section shall be in complete discharge of the obligation therefor under the Plan.

        6.9. WITHDRAWALS FROM VOLUNTARY CONTRIBUTION ACCOUNT. A Participant may withdraw from his Voluntary Contribution Account an amount not in excess of the Adjusted Balance thereof, determined as of the Valuation Date coinciding with or immediately succeeding the date a request is being made hereunder, that is not being used as security for a loan under Section 8.4. No withdrawal made under this Section 6.9 shall be for an amount which is less than the lesser of: (i) $200, or (ii) the Adjusted Balance in the Participant's Voluntary Contribution Account.

        6.10 INVESTMENT PENDING DISTRIBUTION. The Committee, in its discretion, may direct the Trustee to invest the Accounts of a terminated Participant in a money-market or similar type of investment.


                           ARTICLE VII

                       PLAN ADMINISTRATION

        7.1. COMPANY RESPONSIBILITY. The Company shall be responsible for and shall control and manage the operation and administration of the Plan. It shall be the "Plan Administrator" and "Named
Fiduciary" for purposes of ERISA and shall be subject to service of process on behalf of the Plan. The Board may, in its discretion, appoint a Committee of one or more persons, to be known as the "Plan Administrative Committee" to act as the agent of the Company in performing these duties. In the event that the Board chooses not to appoint such a Committee, all references in the Plan to the "Committee" (except for such references in this Section 7.1) shall mean the Board. The members of the Committee shall serve at the pleasure of the Board; they may be officers, directors, or Employees of the Company or any other individuals. Any member may resign by delivering his written resignation to the Board and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filed by the Board. The
Company shall advise the Trustee in writing of the names of the members of the Committee and of changes in membership from time to time.

        7.2. POWERS AND DUTIES OF COMMITTEE. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall direct the Trustee concerning all payments which shall be made out of the Trust pursuant to the Plan. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of Participants, Beneficiaries and other persons. Any such determination by the Committee shall presumptively be conclusive and binding on all


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 41
persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to an Employee's Hours of Service, date and length of employment, time and amount of Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Employees. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

        7.3.   ORGANIZATION AND OPERATION OF COMMITTEE.

               (a) The Committee shall act by majority vote of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The signatures of a majority of the members will be sufficient to authorize Committee action. A Committee member shall not participate in discussions of or vote upon matters pertaining to his own participation in the Plan.

               (b) The Committee may authorize any of its members or any other person to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of such member or person. The Trustee thereafter shall accept and rely upon any document executed by such members or persons as representing action by the Committee, until the Committee shall file with the Trustee a written revocation of such designation.

               (c) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs and with the consent of the President or Vice President, Finance of the Company, may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. The
        Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

        7.4. RECORDS AND REPORTS OF COMMITTEE. The Committee shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan. The Committee shall notify the Trustee and the Company of any action taken by the Committee and, when required, shall notify any other interested person or persons.

        7.5. CLAIMS PROCEDURE. Claims for benefits under the Plan shall be made in writing to the Committee. In the event a claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than 90 days after receipt of the claim, notify the claimant in writing of the denial of the claim. If the claimant shall not be notified in writing of the denial of the claim within 90 days after it is received by the Committee, the claim shall be deemed denied.
A notice of denial shall be written in a manner calculated to be understood



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 42
by the claimant, and shall contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's review procedure. Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than 60 days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary), require an extension of time for processing, in which case the 60-day period may be extended to 120 days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (i) include specific reasons for the decision,
(ii) be written in a manner calculated to be understood by the claimant and (iii) contain specific references to the pertinent
Plan provisions upon which the decision is based.

        7.6. COMPENSATION AND EXPENSES OF COMMITTEE. The members of the Committee shall serve without Compensation for services as such, but all proper expenses incurred by the Committee incident to the functioning of the Plan shall be paid by the Company, provided, however, that reasonable Compensation or expenses of administering the Plan shall be borne by, and paid out of the Plan assets, except to the extent the Board elects to have such expenses paid directly by the Company.

        7.7. INDEMNITY OF COMMITTEE MEMBERS. The Company shall indemnify and defend each member of the Committee and each of its other Employees against any and all claims, loss, damages, expenses (including reasonable attorney fees), and liability arising in connection with the administration of the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or other Employee.

        7.8    VOTING RIGHTS AND STOCK DISPOSITIONS.

               (a) Governing Provisions. The voting, tendering, sale or other disposition of Oremet Stock held in the Trust (except in connection with a distribution) shall be governed by this
        Section 7.8.

               (b)     Participant Directions.

                       (i) Each Participant or Beneficiary shall have the right, with respect to Oremet Stock allocated to any of his Accounts, and, separately, shares allocated to accounts for which the Trustee has not received timely voting instructions and, if applicable, unallocated



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 43
               shares, ("Non-Directed Shares"), to direct the Trustee as to the manner in which (x) to vote such Oremet Stock in any matter put to a shareholder vote; and (y) to respond to a tender or exchange offer or any other offer to dispose of stock held in the Trust. As to Non-Directed Shares, the Trustee shall vote, tender, exchange, sell or dispose of the Oremet Stock based on the following formula: Total number of Non-Directed Shares multiplied by a fraction, the numerator of which is the number of Shares credited to the voting Participant's Account and the denominator of which is the total number of Shares credited to the Accounts of all Participants who have provided timely directions to the Trustee.

                       (ii) With respect to shares of Company Stock allocated to the account of a deceased Participant such Participant's Beneficiary, as Named Fiduciary, shall be entitled to direct the voting of shares of Company Stock as if such Beneficiary were the Participant.

                       (iii) In the event a tender offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to this Section 7.8
               (b) regarding such offer, and prior to termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee
               (x) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and (y) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in Section 7.8 (b) (i). With respect to any further offer for any Company Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

                       (iv) A participant's instructions to the Trustee to tender or exchange shares of Company Stock will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares will be credited to the account of the Participant



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 44
               whose shares were tendered and will be used by the Trustee to purchase Company Stock, as soon as practicable. In the interim, the Trustee will invest such funds in short-term investments permitted under the Plan, and in the same manner in which forfeited amounts are invested.

                       (v) In the event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of Company Stock in such offer, in which event the foregoing provisions of this Section 7.8 shall have no effect with respect to such offer, and the Trustee shall not tender or exchange any shares of Company Stock in such offer.

               (c) INFORMATION. On any matter in which a Participant (or Beneficiary) is entitled to direct the Trustee under this
        Section 7.8, the Trustee shall solicit such directions by distributing to each Participant and Beneficiary to whose Account Oremet Stock has been allocated, such information as shall be distributed to shareholders of Oremet generally in connection with a shareholder vote, tender, exchange or other offer, together with any additional information the Trustee deems appropriate in order for each Participant (or
        Beneficiary) to give proper directions to the Trustee. The directions received from any Participant (or Beneficiary) shall be held in confidence by the Trustee, and shall not be individually divulged or released to any person, including officers or employees of Oremet or the Union. Any costs incurred in connection with obtaining directions shall be treated as expenses of the Plan for the purposes of Section
        7.8.


                          ARTICLE VIII

                      LOANS TO PARTICIPANTS

        8.1.   LOANS TO PARTICIPANTS.

               (a) The Committee shall direct the Trustee to make a loan or loans to active Participants and, to the extent not inconsistent with Section 401 (a) of the Code, to former
        Participants who are Parties in Interest (as defined in <SUBSECTION> 3(14) of ERISA) and who retain account balances in the Plan following termination of employment ("Former Participants"), applied for pursuant to the terms of this Article. Such loans shall be in amounts that do not in the aggregate exceed the amount set forth in Section 8.2. Loans shall be made on the written application of the Participant to the Committee and on such terms and conditions as are set forth in this Section and Sections 8.2 and 8.3. In making such loans the Committee shall pursue uniform


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                         PAGE 45
        policies and shall not discriminate in favor of or against any Participant or group of Participants.

               (b) Loans shall be made only from the Participant's Salary Reduction Contribution Account, Voluntary Contribution Account and ESOP (or other) Rollover Account, and the Participant shall specify in his loan application the Investment Funds in which such accounts are invested, from which any loan shall be paid and the allocation of the loan proceeds among such Investment Funds; provided that such allocation shall be in increments of one percent. Each such loan shall be made in accordance with the specification of the borrowing Participant or former Participant except that, if any Investment Fund imposes any restriction or penalty on a distribution as a loan, the loan shall be paid from the Investment Funds in such manner as will comply with the restriction and avoid the penalty.

               (c) The Committee may impose such additional uniform and nondiscriminatory requirements upon Participants and Former Participants applying for loans as the Committee may determine.

        8.2.   MAXIMUM LOAN AMOUNT.

               (a) In no event shall any loan made pursuant to this Article to any Participant or Former Participant be in an amount that shall cause the outstanding aggregate balance of all loans made to such Participant or Former Participant under this Plan and all other qualified employer plans (as defined in Section 72(p)(4) of the Code without regard to subparagraph
        (2)(D) thereof) maintained by the Company or any Related Employer to exceed the lesser of:

                       (i)     $50,000, reduced by the excess (if any) of:

                               (A) the highest outstanding balance of loans from the Plan and such other qualified plans to the Participant during the one-year period ending on the day before the date such loan is made, over

                               (B) the outstanding balance of loans from the Plan and such other qualified plans to the Participant on the date on which such loan is made, or

                       (ii) 50% of the vested portion of the Adjusted Balance of such Participant's or former Participant's Salary Reduction Contribution Account, Company
               Discretionary Contribution Account, Matching Contribution Account, and Equity Contribution Account.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 46

                       Notwithstanding the preceding provisions of this
               Subsection (a), in no event shall any loan exceed 100% of a Participant's Salary Reduction Contribution Account, Voluntary Contribution Account and ESOP (or other)
               Rollover Account.

               (b) For purposes of this Article, the balances of a borrowing Participant's or Former Participant's accounts shall be determined as of the Valuation Date for which a valuation of his accounts is most recently available on the date on which the proceeds of a loan made under this Article are disbursed to the borrowing Participant.

        8.3. REPAYMENT OF LOANS. All loans made under this Article shall mature and be payable in full within five years alter the date such loan is made, except that a loan to a Participant used to acquire any dwelling unit that within a reasonable time alter the loan is made is to be used (determined at the time the loan is made) as the principal residence of the Participant shall mature and be payable in full within ten years after the date such loan is made.

        8.4.   TERMS.

               (a) Loans to Participants shall be made according to the following terms:

                       (i)     The minimum security for such loans shall be:

                                      (A)  50% of the vested portion of the
                               Adjusted Balance of the Salary Reduction
                               Contribution Account, Voluntary Contribution
                               Account, Company Discretionary Contribution
                               Account, Matching Contributions Account,
                               Equity Bonus Compensation Account (if
                               applicable), and Equity Contribution Account of the borrowing Participant, plus (B) in the discretion of the Committee, a security interest in such other property, determined by the Committee, that would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms;

                       (ii) Interest shall be determined by the Committee at the time the loan is made and shall be charged at a rate that is commensurate with the interest rate charged by persons in the business of lending money for loans that would be made under similar circumstances in the local geographical area;

                       (iii) Payments of principal and interest by an active Participant shall be made through payroll deductions, which deductions shall be


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                     PAGE 47
               irrevocably authorized by the borrowing Participant in writing on a form supplied by the Committee or Trustee at the time the loan is made to him, and such payroll deductions shall be sufficient to amortize the principal and interest payable pursuant to the loan during the term thereof on a substantially level basis in equal quarterly (or more frequent) installments. Payments of principal and interest by a Former Participant shall be made by personal check in equal quarterly (or more frequent) installments. All payments of principal and interest shall be allocated to the accounts of the Participant or Former Participant to whom the loan was made;

                       (iv) The borrowing Participant or Former Participant shall have the right to prepay all or any portion of the interest and principal of such loan without penalty;

                       (v) The loans shall be evidenced by such forms of obligations, and shall be made upon such additional terms as to default, prepayment, security and otherwise as the Committee shall determine;

                       (vi)    The Committee may charge a borrowing
               Participant or Former Participant such reasonable administrative fees with respect to each loan as the Committee shall, in its discretion, decide; and

                       (vii) If the borrowing Participant or Former Participant is married at the time for disbursement of the loan proceeds, disbursement may not be made unless such Participant's or Former Participant's spouse consents in writing to the loan and the terms thereof pursuant to procedures established by the Committee.

               (b) The entire unpaid balance of any loan made under this Article and all interest due thereon, including all arrearages thereon, shall, at the option of the Committee, immediately become due and payable without further notice or demand, if, with respect to the borrowing Participant or Former Participant, any of the following events of default occurs:

                       (i) any payments of principal or accrued interest on the loan remain due and unpaid for a period of ten days after the same becomes due and payable under the terms of the loan;

                       (ii) a proceeding in bankruptcy, receivership, or insolvency is commenced by or against the borrowing Participant or Former Participant;

                       (iii) an active Participant's employment with the Company terminates and he does not become a Former Participant;


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                          PAGE 48

                       (iv) the borrowing Participant becomes a Former Participant and thereafter receives a final distribution of the Adjusted Balance of his accounts;

                       (v) the borrowing Participant or Former Participant attempts to make an assignment, for the benefit of creditors, of any security for the loan; or

                       (vi) the borrowing Participant or Former Participant marries or remarries and his new spouse does not consent in writing to the loan and the terms thereof pursuant to procedures established by the Committee within 30 days after marrying the Participant.

     Any payments of principal or interest on the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The payment and acceptance of any sum or sums at any time on account of the loan after an event of default, or any failure to act or enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this paragraph.

               (c) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon shall occur, the Committee shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for the loan. Notwithstanding the preceding sentence, in no event shall either the Trustee or the Committee reduce the amount in the Participant's Salary
        Reduction Contribution Account at any time prior to the first to occur of the termination of the Participant's employment with the Company or the Participant's attainment of age 59 1/2.

               (d) If (i) an event of default (specified in Section 8.4(b)) occurs; and (ii) an event occurs pursuant to which the Participant or Former Participant, his estate or his Beneficiaries will receive a distribution from the Salary Reduction Contribution Account, Discretionary Contribution Account, Matching Contributions Account, or Equity
        Contribution Account of such Participant or Former Participant under the provisions of the Plan, then such Participant or Former Participant, if living, shall pay to the Trustee an amount equal to the portion of the loan or loans then outstanding, including all accrued interest thereon in accordance with Section 8.4(b), and such Participant or Former Participant shall thereafter receive the full amount of the distribution under the provisions of the Plan to which he is otherwise entitled. If such Participant or Former Participant is not then living, or if such Participant or Former Participant does not make full payment of the portion of the loan or loans then outstanding within 15 days after the date of the event of default, then the unpaid balance of the loan or loans will be deemed to be distributed to the



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 49
        borrowing Participant, to the extent such a distribution would be allowed under the terms of the Plan, on the last date by which full payment should have been made. The amount of the deemed distribution will be deducted from the borrowing Participant's applicable Accounts and paid to the Trustee as payment on the loan or loans. No subsequent distribution shall be made to a Participant, or Former Participant, or his estate or his spouse or his Beneficiaries from his Salary Reduction Contribution Account, Discretionary Contribution Account, Matching Contributions Account, or Equity
        Contribution Account in an amount greater than the excess of the portion of his Salary Reduction Contribution Account, Discretionary Contribution Account, Matching Contributions Account, or Equity Contribution Account otherwise distributable over the aggregate of the deemed distribution.

               (e) All loans made pursuant to this Article shall be funded from the borrowing Participant's or Former
        Participant's Salary Reduction Contribution Account, Voluntary Contribution Account and ESOP (or other) Rollover Account. As set forth in Section 8.1(b), the Salary Reduction Contribution Account of a Participant or a Former Participant shall, to the extent used to fund such loan, not participate in the allocation of Earnings and losses pursuant to Section 5.8.
        All interest paid by a Participant or a Former Participant with respect to a loan shall be credited to the borrowing Participant's or Former Participant's Salary Reduction
        Contribution Account, Voluntary Contribution Account and ESOP
        (or other) Rollover Account and shall not be allocated pursuant to Section 5.8 as Earnings of the Investment Funds.
        All payments of principal and interest made by a Participant or Former Participant with respect to a loan shall be allocated to one or more of the Investment Funds based upon the form relating to the selection of Investment Funds that is in effect, at the time such payment is received by the Trustee, with respect to the Participant's Salary Reduction Contributions, Voluntary Contribution Account and ESOP (or other) Rollover Account. If such a form is not in effect at the time such payment is received, the payments shall be allocated based upon the last such form that was in effect for such Participant or Former Participant.


                           ARTICLE IX

                        INVESTMENT FUNDS

        9.1.   INVESTMENT FUNDS.  The Adjusted Balance of each
Participant's Salary Reduction Contribution Account, Voluntary
Contribution Account and ESOP (or other) Rollover Account will be invested in the various Investment Funds.


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                    PAGE 50

        9.2. INITIAL INVESTMENT. All Salary Reduction Contributions, Voluntary Contributions and ESOP (or other) Rollovers received by the Trustee will be initially invested in such short-term investment obligations as selected by the Trustee as directed by the Committee from time to time pending investment pursuant to
Section 9.3. These deposits and Earnings will be allocated between the Investment Funds as of the Valuation Date next following receipt by the Trustee of such deposits and Earnings in accordance with Participants' selection of Investment Funds pursuant to
Section 9.3.

        9.3.   SELECTION OF INVESTMENT FUNDS.

               (a) Each Participant shall have the right to file a form with the Committee directing that his Salary Reduction
        Contributions, Voluntary Contributions and ESOP (or other) Rollovers be invested, in specified multiples as determined by the Committee, in any one of the Investment Funds. In default of any Participant's direction, such contributions will be invested in each, or any one, of the Investment Funds described in the schedule attached hereto until a form designating a different Investment Fund is submitted to the Committee and forwarded to the Trustee.

               (b) Each Participant shall have the right to file a written form with the Committee modifying the direction made in subsection (a) with respect to subsequent Salary Reduction Contributions, Voluntary Contribution Account and ESOP (or other) Rollover Account under the Plan.

               (c) Each Participant shall have the right to file a written form with the Committee directing that the portion of his Salary Reduction Contribution Account, Voluntary Contribution Account and ESOP (or other) Rollover Account held in any one Investment Fund be transferred, in whole or in part, to any other Investment Fund. This direction shall be made by designating the percentage of the Adjusted Balance of such accounts that is to be divided among the various applicable Funds in multiples as determined by the Committee.

               (d)     Any written form submitted pursuant to subsections
        (a), (b) or (c) shall be filed with the Committee, pursuant to rules it establishes, within a time period to be established by the Committee. The initial allocation to an Investment
        Fund pursuant to subsection (a) or subsection (b) or a reallocation among Investment Funds pursuant to subsection (c) shall be made as of the effective date of the form submitted pursuant to this subsection (d) or as soon as reasonably possible after such date.

               (e) The Committee will maintain individual accounts representing the interests of Participants in the several Investment Funds. Each Investment Fund may be invested as a single fund, however, without segregation of Fund assets to the accounts of Participants.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                     PAGE 51

               (f) All contributions in-kind of shares of Company Stock made as Company Discretionary Contributions, Equity Matching Contributions, Equity Bonus Compensation (if applicable), and Equity Contributions or with respect to any other accounts hereafter created, shall be held in the general trust fund by the Trustee under provisions of the Trust Agreement and shall not be subject to individual Participant investment direction unless authorized by the Company.


                            ARTICLE X

                    AMENDMENT AND TERMINATION

        10.1. AMENDMENT OF PLAN. The Company shall have the right to amend the Plan at any time and from time to time by resolution of its Board of Directors, and all Employees and persons claiming any interest hereunder shall be bound thereby; provided, however, that no amendment shall have the effect of: (i) directly or indirectly divesting the interest of any Participant in any amount that he would have received had he terminated his employment with the Company immediately prior to the effective date of such amendment, or the interest of any Beneficiary as such interest existed immediately prior to the effective date of such amendment,
(ii) directly or indirectly affecting the vesting schedule set forth in Section 5.7 used to determine the vested interest of a Participant on the effective date of the amendment unless the conditions of <SUBSECTION> 203(c) of ERISA are satisfied; (iii) vesting in the Company any right, title or interest in or to any Plan assets;
(iv) causing or effecting discrimination in favor of officers, shareholders, or highly compensated Employees; or (v) causing any part of the Plan assets to be used for any purpose other than for the exclusive benefit of the Participants and their Beneficiaries.

        10.2. VOLUNTARY TERMINATION OF OR PERMANENT DISCONTINUANCE OF CONTRIBUTIONS TO THE PLAN. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated, the Company shall have the right to terminate the Plan in whole or in part, or to permanently discontinue contributions to the Plan, at any time by resolution of its Board and by giving written notice of such termination or permanent discontinuance to the Trustee. Such resolution shall specify the effective date of termination or permanent discontinuance, which shall not be earlier than the first day of the Plan Year which includes the date of the resolution.

        10.3. INVOLUNTARY TERMINATION OF PLAN. The Plan shall automatically terminate if the Company is legally adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or is dissolved. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the consolidation or merger, or transfer of such assets, as the case may be, shall have the right to adopt and continue the Plan and succeed to the position of the Company hereunder. If, however, the Plan is not so adopted within 90 days after the effective date of such consolidation, merger or sale, the Plan shall automatically be deemed terminated as of the effective date of such transaction. Nothing in this Plan shall prevent the


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                    PAGE 52
dissolution, liquidation, consolidation or merger of the Company, or the sale or transfer of all or substantially all of its assets.

        10.4. PAYMENTS ON TERMINATION OF OR PERMANENT DISCONTINUANCE OF CONTRIBUTIONS TO THE PLAN. If the Plan is terminated as herein provided, or if it should be partially terminated, or upon the complete discontinuance of Company contributions to the Plan, the following procedure shall be followed, except that, in the event of a partial termination, it shall be followed only in cases of those Participants and Beneficiaries directly affected:

                       (i) The Committee may continue to administer the Plan, but if it fails to do so, its records, books of account and other necessary data shall be turned over to the Trustee and the Trustee shall act on its own motion as hereinafter provided.

                       (ii) Notwithstanding any other provisions of the Plan, all interests of Participants shall become fully vested and nonforfeitable.

                       (iii) The value of the Trust and the shares of all Participants and Beneficiaries shall be determined as of the date of termination or discontinuance.

                       (iv) Distribution to Participants and Beneficiaries shall be made at such time after termination of or discontinuance of contributions to the Plan as shall be determined by the Committee (or the Trustee if no Committee is then acting) not later than the time specified in Section 6.6.


                           ARTICLE XI

                          MISCELLANEOUS

        11.1.          DUTY TO FURNISH INFORMATION AND DOCUMENTS.
Participants and their Beneficiaries must furnish to the Committee and the Trustee such evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan, and the provisions of the Plan for each person are upon the condition that he will furnish promptly full, true, and complete evidence, data, and information requested by the Committee. All parties to, or claiming any interest under, the Plan hereby agree to perform any and all acts, and to execute any and all documents and papers, necessary or desirable for carrying out the Plan and the Trust.

        11.2. COMMITTEE'S ANNUAL STATEMENTS AND AVAILABLE INFORMATION. The Committee shall advise Employees of the eligibility requirements and benefits under the Plan. As soon as practicable after making the annual valuations and allocations provided for in the Plan, and at such other times as the Committee may determine, the Committee shall provide each Participant, and each former


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                    PAGE 53

Participant and Beneficiary with respect to whom an account is maintained, with a statement reflecting the current status of his Accounts, including the Adjusted Balance thereof. No Participant, except a member of the Committee, shall have the right to inspect the records reflecting the account of any other Participant. The Committee shall make available for inspection at reasonable times by Participants and Beneficiaries copies of the Plan, any amendments thereto, the Plan summary, and all reports of Plan operations required by law.

        11.3. NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

        11.4. APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan shall be determined in conformity with the laws of Oregon to the extent that such laws are not preempted by ERISA and valid Regulations published thereunder.

        11.5. NO GUARANTEE. Neither the Trustee, the Committee, nor the Company in any way guarantees the Trust Fund from loss or depreciation or the payment of any benefits that may be or become due to any person from the Trust Fund. No Participant or other person shall have any recourse against the Trustee, the Company or the Committee if the Trust Fund is insufficient to provide Plan benefits in full. Nothing herein contained shall be deemed to give any Participant, former Participant, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan.

        11.6. UNCLAIMED FUNDS. Each Participant shall keep the Committee informed of his current address and the current address of his Beneficiary or Beneficiaries. None of the Company, the Committee and the Trustee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which distribution of the Participant's accounts may first be made, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Committee is unable to locate any individual who would receive a distribution under the Plan upon the death of the Participant pursuant to Section 6.2 of the Plan, the Adjusted Balance in the Participant's accounts shall be deemed a forfeiture and shall be used to reduce Company
Discretionary Contributions and Matching Contributions to the Plan for the Plan Year next following the year in which the forfeiture occurs; provided, however, that in the event that the Participant or a Beneficiary makes a claim for any amount that has been forfeited, the benefits which have been forfeited shall be reinstated.



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
        11.7. MERGER OR CONSOLIDATION OF PLAN. Any merger or consolidation of the Plan with another plan, or transfer of Plan assets or liabilities to any other plan, shall be effected in accordance with such Regulations, if any, as may be issued pursuant to <SUBSECTION> 208 of ERISA, in such a manner that each Participant in the Plan would receive, if the merged, consolidated or transferee Plan were terminated immediately following such event, a benefit that is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

        11.8.          INTEREST NONTRANSFERABLE.  Except as provided in
Article VIII and in this Section, no interest of any person or entity in, or right to receive distributions from, the Trust Fund shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive distributions be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. The account of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any qualified domestic relations order, as that term is defined in Section 414(p) of the Code, and the Committee shall direct the Trustee to provide for payment from a Participant's account in accordance with such order and with the provisions of Section 414(p) of the Code and any Regulations promulgated thereunder. A payment from a Participant's account may be made to an alternate payee (as defined in Section 414(p)(8) of the Code) prior to the date the Participant reaches his earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) if such payments are made pursuant to the terms of a qualified domestic relations order. All such payments pursuant to a qualified domestic relations order shall be subject to reasonable rules and regulations promulgated by the Committee respecting the time of payment pursuant to such order and the valuation of the Participant's account or accounts from which payment is made;
provided that all such payments are made in accordance with such order and Section 414(p). The balance of an account that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

               Notwithstanding the preceding paragraph, if any Participant borrows money pursuant to Article VIII, the Trustee and the Committee shall have all rights to collect upon such indebtedness as are granted pursuant to Article VIII and any agreements or documents executed in connection with such loan.

        11.9. PRUDENT MAN RULE. Notwithstanding any other provision of this Plan, the Trustee, the Committee and the Company shall exercise their powers and discharge their duties under this Plan Agreement for the exclusive purpose of providing benefits to Employees and their Beneficiaries, and shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the terms of the preceding sentence, the Trustee shall diversify investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 55

        11.10. LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, none of the Trustee, the Company, the Committee and each individual acting as an Employee or agent of any of them shall be liable to any Participant, former Participant or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person. The Company shall indemnify and hold harmless each individual acting as an Employee or agent of the Company (including Committee members) from any and all claims, liabilities, costs and expense (including attorney fees) arising out of any actual or alleged act or failure to act with respect to the administration of the Plan, except that no indemnification or defense shall be provided to any person with respect to conduct which has been judicially determined, or agreed by the parties, to have constituted bad faith or willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled.

        11.11. HEADINGS. The headings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.

        11.12. GENDER AND NUMBER. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

        11.13.         ERISA AND APPROVAL UNDER INTERNAL REVENUE CODE.
This Plan is intended to qualify as a plan meeting the requirements of Sections 401 and 501(a) of the Code, as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under Section 501(a) of the Code, contributions of the Company under the Plan may be deductible for federal income tax purposes under Section 404 of the Code and amounts subject to Salary Reduction Agreements are not treated as distributed to Participants for federal income tax purposes under
Section 402(e)(3) of the Code. Any modification or amendment of the Plan and/or Trust Agreement may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

        11.14.         EXTENSION OF PLAN TO RELATED EMPLOYERS.

               (a) With the approval of the Company, any Related Employer may adopt the Plan and qualify its Employees to become Participants thereunder by taking proper corporate action to adopt the Plan and making such contributions to the Trust Fund as the Board of Directors of the Related Employer may require.

               (b) The Plan will terminate with respect to any Related Employer that has adopted the Plan pursuant to this Section if the Related Employer ceases to be a Related Employer, revokes its adoption of the Plan by appropriate corporate action, permanently discontinues its contributions for its Employees, is judicially declared bankrupt, makes a general assignment for the benefit of creditors or is dissolved. If the Plan is terminated or contributions are discontinued with respect to any Related


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                       PAGE 56

        Employer, the provisions of Section 10.4 shall apply to the interest in the Plan of the Employees of such Related
        Employer, and their Beneficiaries.

               (c) The terms "Company" and "Employee" in the Plan shall include any Related Employer that has adopted the Plan pursuant to this Section 11.14 and such Related Employer's Employees; provided, however, that the term "Company" shall not include any such Related Employer where used in Articles
        VI or VII of the Plan. The Company shall act as the agent for each Related Employer that adopts the Plan for all purposes of administration thereof.


                           ARTICLE XII

                      TOP-HEAVY PROVISIONS

        12.1. TOP-HEAVY STATUS. Except as provided in Sections 12.4(b) and (c), the provisions of this Article shall not apply to the Plan with respect to any Plan Year for which the Plan is not Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article XII will supersede any conflicting provisions elsewhere in the Plan.

        12.2. DEFINITIONS. For purposes of this Article XII, the following words and phrases shall have the meanings stated below unless a different meaning is required by the context:

               (a)     "Determination Date" means, with respect to any Plan
        Year: (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

               (b) "Key Employee" means an Employee meeting the definition of "key employee" contained in Section 416(i)(1) of the Code and the Regulations interpreting that Section. For purposes of determining whether an Employee is a Key Employee, the definition of Compensation set forth in Section 12.6 shall apply.

               (c) "Non-Key Employee" means any Employee who is not a Key Employee.

               (d) "Valuation Date" means with respect to a particular Determination Date, the most recent annual Plan Year Valuation Date (as defined in Section 1.44) occurring within a 12-month period ending on the applicable Determination Date.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 57

        12.3.          DETERMINATION OF TOP-HEAVY STATUS.

               (a) The Plan will be "Top-Heavy" with respect to any Plan Year if, as of the Determination Date applicable to such Year, the ratio of the Adjusted Balances in the accounts of Key Employees (determined as of the Valuation Date applicable to such Determination Date) to the Adjusted Balances in the accounts of all Employees (determined as of such Valuation
        Date) exceeds 60%. For purposes of computing such ratio, and for all other purposes of applying and interpreting this paragraph (a): (i) the amount of the accounts of any Employee shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the five-year period ending on any Determination Date; (ii) benefits provided under all Plans which are aggregated pursuant to (b) of this Section must be considered; and (iii) the provisions of Section 416 of the Code and all Regulations interpreting that Section shall be applied. If any Employee has not performed services for the Company or any Related Employer at any time during the five-year period ending on any Determination Date, the balances of the accounts of such Employee shall not be taken into consideration for purposes of determining whether the Plan is Top-Heavy with respect to the Plan Year to which such Determination Date applies.

               (b) For purposes of determining whether the Plan is Top-Heavy, all qualified retirement Plans maintained by the Company and each Related Employer shall be aggregated to the extent that such aggregation is required under the applicable provisions of Section 416 of the Code and the Regulations interpreting that Section. All other qualified retirement Plans maintained by the Company and each Related Employer shall be aggregated only to the extent permitted by Section 416 of the Code and such Regulations and elected by the Company.

               (c) For purposes of determining whether the Plan is Top-Heavy, the Adjusted Balance of a Participant's accounts shall not include (i) the amount of a rollover contribution (or similar transfer) and Earnings thereon attributable to a rollover contribution (or similar transfer) accepted after December 31, 1983, initiated by the Participant and derived from a Plan not maintained by the Company or any Related Employer, or (ii) a distribution made with respect to an Employee which is a tax-free rollover contribution (or similar transfer) that is either not initiated by the Employee or that is made to a Plan maintained by the Company or any Related Employer.

               (d) Solely for purposes of determining whether the Plan is Top-Heavy, the accrued benefit of any Non-Key Employee shall be determined (i) under the method, if any, that uniformly applies for accrual purposes under all plans of the Company or any Related Employer, or (ii) if there is no such method, as if such


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                      PAGE 58
        benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section
        411(b)(1)(C) of the Code.

        12.4.          VESTING.

               (a) If the Plan becomes Top-Heavy, the vested interest of a Participant in the portion of his Company Discretionary Contribution Account and Matching Contributions Account referred to in paragraph (b) below shall be determined in accordance with the following formula:

                                           Vested         Forfeitable
                 Years of Service        Percentage       Percentage
                 ________________        __________       ___________

                 Less than One Year           0%               100%
                      One Year               20%                80%
                     Two Years               40%                60%
                    Three Years              60%                40%
                     Four Years              80%                20%
                 Five or More Years         100%                 0%


        For purposes of the above schedule, years of Service shall include all years of Service required to be counted under
        Section 411(a) of the Code, disregarding all years of Service permitted to be disregarded under Section 411(a)(4) of the Code.

               (b) The vesting schedule set forth in paragraph (a) shall apply to all amounts allocated to a Participant's Company Discretionary Contribution Account and Matching Contributions Account while the Plan is Top-Heavy and during the period of time before the Plan becomes Top- Heavy. This vesting schedule shall not apply to the Company Discretionary Contribution Account and Matching Contributions Account of any Employee who does not have an Hour of Service after the Plan becomes Top-Heavy.

               (c) If the Plan becomes Top-Heavy and subsequently ceases to be Top-Heavy, the vesting schedule set forth in subsection (a) shall automatically cease to apply, and the vesting schedule set forth in Section 5.7 shall automatically apply, with respect to all amounts allocated to a Participant's Company Discretionary Contribution Account and Matching Contributions Account for all Plan Years after


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                     PAGE 59
        the Plan Year with respect to which the Plan was last Top
        Heavy. For purposes of this subsection (c), this change in vesting schedules shall only be valid to the extent that the conditions of Section 10.1 of the Plan and Section 411(a)(10) of the Code are satisfied.

        12.5. MINIMUM CONTRIBUTION. For each Plan Year that the Plan is Top-Heavy, the Company will contribute and allocate to the Company Discretionary Contribution Account, Salary Reduction
Contribution Account and Matching Contributions Account of each Participant who is a Non-Key Employee and is employed by the Company on the last day of such Plan Year an amount consisting of contributions and forfeitures equal to the lesser of (i) three percent of such Employee's Compensation (as defined in Section
12.6) for such Plan Year and (ii) the largest percentage of Company Discretionary Contributions, Salary Reduction Contributions,
Supplemental Company Contributions, matching Contributions and forfeitures, as a percentage of the Key Employee's Compensation (as defined in Section 12.6), allocated to the Company Discretionary Contribution Account, Salary Reduction Contribution Account and
Matching Contributions Account of any Key Employee for such Plan
Year.  The minimum contribution allocable pursuant to this Section
12.5 will be determined without regard to any contributions by the Company for any Employee under the Federal Social Security Act. A Non-Key Employee will not be excluded from an allocation pursuant to this Section merely because his compensation is less than a stated amount. A Non-Key Employee who has become a Participant but who fails to complete at least 1,000 Hours of Service in a Plan
Year in which the Plan is Top-Heavy shall not be excluded from an allocation pursuant to this Section. A Non-Key Employee who is a Participant in the Plan and who declined to elect to have Salary Reduction Contributions made to his account for the Plan Year shall receive an allocation for that Plan Year pursuant to this Section. Notwithstanding anything to the contrary contained herein, in no event shall the Compensation of a Participant taken into account under the Plan for purposes of this Section 12.5 for any Plan Year commencing on and after January 1, 1989, and prior to January 1, 1994, exceed $200,000, or such greater amount provided pursuant to
Section 401(a)(17) of the Code. The Compensation of a Participant taken into account for purposes of this Section 12.5 for Plan Years commencing on and after January 1, 1994, shall be limited in accordance with the provisions of subsections 1.13(a) through (c) of the Plan.

        12.6. COMPENSATION. For any Plan Year in which the Plan is Top-Heavy, annual compensation for purposes of this Article XII shall have the meaning set forth in Section 414(q)(7) of the Code.

        12.7. COLLECTIVE BARGAINING AGREEMENTS. The requirements of Sections 12.4 and 12.5 shall not apply with respect to any Employee included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Company or a Related Employer if retirement benefits were the subject of good faith bargaining between such Employee representatives and the Company or Related Employer.



OREGON METALLURGICAL CORPORATION SAVINGS PLAN                    PAGE 60

OREGON METALLURGICAL CORPORATION SAVINGS PLAN                    PAGE 61

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officers and its corporate seal to be hereunto affixed, and the Trustee to evidence his acceptance, has hereunto set his hand, all on the day and year first above written. This Plan may be executed in separate counter-parts by the Company and Trustee, each of which, together shall constitute an original Plan.


                                      OREGON METALLURGICAL CORPORATION,
                                      an Oregon corporation


                                      By /s/ Dennis P. Kelly
                                        ____________________________________
                                        Dennis P. Kelly, Vice President,
                                        Finance


OREGON METALLURGICAL CORPORATION SAVINGS PLAN                        PAGE 62

                                              [bjm:A:\OM-SAV.PLN:3/26/96]



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